Exhibit 10.10

LIQUIDATING TRUST AGREEMENT

This LIQUIDATING TRUST AGREEMENT, dated as of November 30, 2011 (this “Agreement”), is made by and among (i) The Majestic Star Casino, LLC, an Indiana limited liability company (“Majestic I”), (ii) The Majestic Star Casino II, LLC, a Delaware limited liability company (“Majestic II”), (iii) Majestic Holdco, LLC, a Delaware limited liability company (“Holdco” or the “Beneficiary” and collectively with Majestic I and Majestic II, the “Majestic Parties”) and (iv) John C. Wheeler, as the Liquidating Trustee hereunder (the “Liquidating Trustee”), pursuant to the Second Amended Joint Plan of Reorganization of The Majestic Star Casino, LLC and Its Debtor Affiliates Pursuant to Chapter 11 of the Code, dated January 12, 2011 (as amended, modified or supplemented, and including all supplements, exhibits and schedules thereto, including the Land Transfer Transaction Supplement (as defined below), the “Plan”). The liquidating trust created by this Agreement is referred to herein as the “Majestic Gary Land Trust” or the “Liquidating Trust”. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

BACKGROUND

A. On November 23, 2009, Majestic I and each other Debtor filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended (the “Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

B. On March 10, 2011, the Bankruptcy Court entered an order confirming the Plan pursuant to Section 1129 of the Code (the “Confirmation Order”).

C. Pursuant to Article VI.N of the Plan, the Debtors are authorized (subject to the consent of various creditor constituencies as set forth in the Plan) to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, without the need for any approvals, authorizations, including a “Land Transfer Transaction” whereby Majestic I may transfer surplus real property that is not used in its casino operations to a newly-formed entity for subsequent disposition.

D. The City of Gary, an Indiana municipal corporation (the “City of Gary”), and Majestic I entered into that certain Development Agreement, dated as of March 26, 1996 (as amended, restated, or supplemented from time to time, the “Majestic 1996 Agreement”). Trump Indiana, Inc. (“Trump”), as predecessor in interest to Majestic II, and the City of Gary entered into that certain Development Agreement, dated as of May 1, 1996 (as amended, restated, or supplemented from time to time, the “Trump 1996 Agreement”).

E. Gary New Century, LLC (“GNC”) and the City of Gary entered into that certain Assignment of Purchase Agreement and Development Agreement, dated as of August 25, 1999, as modified by that certain Addendum thereto dated August 23, 2000 (as amended, restated or supplemented from time to time, the “GNC Development Agreement”). The GNC Development Agreement was assigned in part to Majestic I pursuant to that certain Assignment and Assumption Agreement, dated February 11, 2004, by and between GNC and Majestic I (as amended, restated or otherwise modified from time to time, the “Assignment and Assumption”). The GNC Development Agreement, to the extent assigned to Majestic I pursuant to the Assignment and Assumption, is referred to herein as the “1999 Agreement”.

F. When Majestic II acquired and began operating a riverboat casino formerly owned and operated by Trump, the City of Gary, Majestic I and Trump entered into that certain Amendment Number One to the Development Agreement, dated as of October 19, 2005, which amended the 1999 Agreement and terminated the Trump 1996 Agreement (as amended, restated or otherwise modified from time to time, the “2005 Amendment” and, collectively with the Majestic 1996 Agreement and the 1999 Agreement, the “Old Development Agreements”).

G. Pursuant to the terms of the Old Development Agreements, the City of Gary agreed, among other things, to make certain local infrastructure improvements, including construction of access roads and freeway interchange, and to indemnify Majestic I, as successor to GNC, for environmental liabilities and associated costs relating to property owned by Majestic I, including the property more particularly described in Exhibit A attached hereto (such property described in Exhibit A, the “Land”), in exchange for Majestic I agreeing to make certain monthly economic incentive payments to the City of Gary.

H. In 2008, a dispute arose between Majestic I, Majestic II and the City of Gary over the City of Gary’s alleged failure to perform certain obligations under the Old Development Agreements, including its obligation to make certain local infrastructure improvements.

I. In accordance with the terms of the Plan and to effectuate the Land Transfer Transaction contemplated therein, on or as soon as reasonably practicable following the Effective Date, (i) Majestic I will execute one or more quit claim deeds, substantially in the form attached hereto as Exhibit B, transferring ownership of the Land to the Liquidating Trust, (ii) Majestic I will execute an assignment and assumption agreement, substantially in the form attached hereto as Exhibit C, pursuant to which certain environmental or pollution legal liability insurance policies associated with the Land and described in Exhibit C will be assigned to the Liquidating Trust, (iii) Majestic I and Majestic II will execute an assignment and assumption agreement, substantially in the form attached hereto as Exhibit D, pursuant to which certain rights and obligations under the Old Development Agreements pertaining to the Land will be transferred to the Liquidating Trust, (iv) the Majestic Parties and the Liquidating Trustee will execute a funding agreement, substantially in the form attached hereto as Exhibit E (the “Funding Agreement”), pursuant to which the Majestic Parties agree to fund the Liquidating Trust up to an aggregate maximum amount of $1,270,000 to be used to fund reasonable and necessary expenses of the Liquidating Trust and the Liquidating Trustee, on the terms and subject to the conditions set forth therein, and (v) the foregoing assets and the proceeds thereof, including any interest earned thereon, will be reserved, preserved, assigned, transferred and conveyed, as the case may be, to the Liquidating Trust; in each case, free and clear of liens, claims, encumbrances and interests. The property described in subsections (i) – (v) above, together with the Recovery Rights (as defined in Section 1.03) and the other rights of the Liquidating Trust under this Agreement, are collectively referred to herein as the “Trust Property”.

J. The Liquidating Trust is being created pursuant to this Agreement and the Plan for the purposes of (i) receiving, holding, administering and liquidating the Trust Property for the benefit of the Beneficiary, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business, (ii) distributing the Trust Property and all other property held from time to time by the Liquidating Trust under this Agreement and earnings or proceeds, including interest, on any Trust Property, as set forth in this Agreement and (iii) otherwise administering the Liquidating Trust, in each case in accordance with the Plan and this Agreement.

K. The Liquidating Trust is intended to qualify as a “liquidating trust” and be treated as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and the regulations promulgated thereunder (the “Treasury Regulations”), specifically Subpart E of Subchapter J of Chapter 1 of the Internal Revenue Code and Treasury Regulations Section 301.7701-4(d), with the Beneficiary treated, solely for United States federal income tax purposes, as the grantor and owner of the Liquidating Trust.

L. The Liquidating Trustee shall have all powers necessary to administer the Liquidating Trust and implement the provisions of this Agreement in accordance with its terms, including the power to: (i) administer, hold and liquidate any Trust Property in a commercially reasonable manner and distribute the Trust Property to the Beneficiary, subject to the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements (each as defined below); (ii) conserve, protect, collect and liquidate or otherwise convert into Cash all assets that constitute part of the Trust Property; (iii) administer, investigate, enforce, prosecute, settle, and abandon any Recovery Rights (as defined in Section 1.03) in the name of, and for the benefit of, the Liquidating Trust; (iv) file appropriate tax returns, each in the exercise of its fiduciary obligations; (v) do all other acts that may be necessary or appropriate for the Final Distribution of Trust Property, including the execution and delivery of appropriate agreements or other documents of disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and this Agreement, and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (vi) do all acts contemplated by the Plan to be done by the Liquidating Trust; and (vii) otherwise manage the affairs of the Liquidating Trust.

M. On the Effective Date, Majestic I and certain of its subsidiaries will (i) enter into a first priority senior secured credit facility between Wells Fargo Capital Finance, Inc. (formerly known as Wells Fargo Foothill, Inc.), as agent (in such capacity, “Agent”) and a lender, and the other lenders party thereto, and (ii) issue or guaranty, as applicable, second priority secured notes in the original principal amount of $100.6 million pursuant to a certain Indenture among Majestic I and certain of its affiliates, as issuers, and Wilmington Trust, National Association, as indenture trustee (the “Secured Notes Trustee”), pursuant to which (among other things) Holdco will pledge all of its beneficial interests in the Trust Property created by this Agreement to Agent on a first priority basis (the “WFCF Pledge”) and to the Secured Notes Trustee on a second priority basis (the “Secured Notes Pledge”).

N. On the Effective Date, (i) the Liquidating Trustee and Agent will enter into that certain first lien trustee agreement with respect to (among other things) the WFCF Pledge (the “First Lien Trustee Agreement”) and (ii) the Liquidating Trustee and Secured Notes Trustee will enter into that certain second lien trustee agreement with respect to (among other things) the Secured Notes Pledge (the “Second Lien Trustee Agreement” and together with the First Lien Trustee Agreement, the “Trustee Agreements”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Majestic Parties and the Liquidating Trustee agree as follows:

ARTICLE I

ESTABLISHMENT OF LIQUIDATING TRUST

Section 1.01. Creation of Liquidating Trust. The Majestic Parties and the Liquidating Trustee, pursuant to the Plan, hereby constitute and create the Liquidating Trust. The Liquidating Trust is irrevocable, and, except as expressly set forth in the Plan and herein, may not be altered or modified.

Section 1.02. Purpose of Liquidating Trust. The Liquidating Trust is established for the purposes of liquidating and distributing the Trust Property, in accordance with the Plan and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. The purpose of this Agreement is to implement certain provisions of the Plan, including Article VI.N of the Plan, on behalf, and for the benefit, of the Beneficiary, to serve as a mechanism for liquidating and converting the Trust Property to Cash and distributing the Trust Property to the Beneficiary. The Liquidating Trustee will not hold itself out as an investment company and will not conduct a trade or business. Subject to the WFCF Pledge and Trustee Agreements, the Liquidating Trustee will distribute the Trust Property to the Beneficiary in accordance with this Agreement and the Plan.

Section 1.03. Transfer of Trust Property.

(a) On or as soon as practicable following the Effective Date, pursuant to the Plan and Sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Code (to the extent applicable), title to the Trust Property will be reserved, preserved, assigned, transferred and conveyed, as the case may be, as follows: (i) Majestic I will execute one or more quit claim deeds, substantially in the form attached hereto as Exhibit B, transferring ownership of the Land to the Liquidating Trust, (ii) Majestic I will execute an assignment and assumption agreement, substantially in the form attached hereto as Exhibit C, pursuant to which certain environmental or pollution legal liability insurance policies associated with the Land and described in Exhibit C will be assigned to the Liquidating Trust, (iii) Majestic I and Majestic II will execute an assignment and assumption agreement, substantially in the form attached hereto as Exhibit D, pursuant to which certain rights and obligations pertaining to the Land under the Old Development Agreements will be transferred to the Liquidating Trust, (iv) the Majestic Parties and the Liquidating Trustee will execute the Funding Agreement, pursuant to which the Majestic Parties agree to fund the Liquidating Trust up to an aggregate maximum amount of $1,270,000 to be used to fund reasonable and necessary expenses of the Liquidating Trust and the Liquidating Trustee, on the terms and subject to the conditions set forth therein, and (v) the foregoing assets and the proceeds thereof, including any interest earned thereon, will be reserved, preserved, assigned, transferred and conveyed, as the case may be, to the Liquidating Trust; in each case, free and clear of liens, claims, encumbrances and interests, except as expressly provided herein.

(b) On the Effective Date, the Liquidating Trust shall assume any and all liabilities associated with the Trust Property.

(c) On the Effective Date, any past, present or future right on behalf of the Debtors to recover any amounts from the City of Gary in connection with any environmental indemnities and/or remediation obligations (including, without limitation, investigation and corrective actions) pertaining to the Land (either currently existing in the Old Development Agreements or in any New Development Agreement (as hereinafter defined)) (the “Recovery Rights”) shall vest in the Liquidating Trust. Each Majestic Party agrees that it shall (and it shall cause its affiliates to) take all steps necessary and appropriate to ensure that the Liquidating Trust obtains the full benefits of any such future environmental indemnities and/or remediation obligations pertaining to the Land negotiated with the City of Gary and shall promptly assign any such benefits to the Liquidating Trust. Except as otherwise provided in the Plan and this Agreement, from and after the Effective Date, the Liquidating Trust shall have the exclusive right, subject to the prior written consent of the Trust Advisory Board (as defined in Section 3.04(a)), to institute, prosecute, abandon, settle or compromise any Recovery Rights, without further order of the Bankruptcy Court or otherwise, in any court or other tribunal. Recovery Rights and any recoveries therefrom shall remain the sole property of the Liquidating Trust and no Debtor shall have any right to any such recovery. Notwithstanding anything to the contrary in this Agreement or any document or agreement executed in connection herewith, the Majestic Parties shall retain the exclusive right to (i) negotiate the terms of any and all new, amended, revised or modified development and settlement agreements (each a “New Development Agreement” and collectively the “New Development Agreements”) with the City of Gary pertaining to the Land and the Recovery Rights; and (ii) if applicable, prosecute, settle, enforce or otherwise compromise or abandon any or all of the rights, benefits and burdens of Holdco, the Majestic Parties and their affiliates, and the Liquidating Trust under the Old Development Agreements. The Liquidating Trustee agrees to cooperate in any such negotiations and, promptly upon the request of the Majestic Parties, execute and deliver to the Majestic Parties all documents reasonably requested by the Majestic Parties to effectuate any New Development Agreement, including the termination of the Old Development Agreements and/or any rights arising thereunder that are being transferred to the Liquidating Trust in accordance with this Agreement, to the extent required by any such New Development Agreement. The Liquidating Trustee hereby irrevocably constitutes and appoints the applicable Majestic Parties, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Liquidating Trustee for the sole purpose of effectuating any New Development Agreement and terminating the Old Development Agreements in the event the Liquidating Trustee fails to do so in accordance with this subsection (c). This power is coupled with an interest and is irrevocable until the termination of this Agreement.

(d) Proceeds, if any, of litigation conducted by the Liquidating Trust will be added to the assets of the Liquidating Trust, and shall constitute Trust Property for all purposes hereunder, and shall be administered and distributed pursuant to this Agreement.

(e) The Trust Property is to be applied by the Liquidating Trustee in accordance with the terms hereof, for the benefit of the Beneficiary, and for no other party (except as otherwise contemplated in connection with the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements), subject to the further covenants, conditions and terms hereinafter set forth. Upon the transfer of the Trust Property to the Liquidating Trust, the Liquidating Trust shall succeed to all of the Debtors’ rights, title and interests in the Trust Property and the Debtors shall have no further interest in or with respect to the Trust Property or the Liquidating Trust.

(f) For all federal, state and local income tax purposes only, all parties (including the Majestic Parties, the Liquidating Trustee and the Beneficiary) shall treat the transfer of the Trust Property to the Liquidating Trust, as set forth in this Section 1.03 (a)-(h) and in accordance with the Plan and this Agreement, as a transfer of such assets by the Majestic Parties to the Beneficiary, followed by a transfer by the Beneficiary of such assets to the Liquidating Trust, and the Beneficiary shall be treated as the grantor and the owner of the assets of the Liquidating Trust; provided, however, the actual transfer of legal title to the Trust Property shall be directly from the Majestic Parties to the Liquidating Trust with the Beneficiary not taking legal title to any such Trust Property prior to the Liquidating Trust’s ownership of such property.

(g) Within ninety (90) days after the Trust Property is transferred to the Liquidating Trust, the Liquidating Trustee shall determine the fair market value of such assets in a reasonable and appropriate manner and notify the Trust Advisory Board and Agent of such valuations. Any member of the Trust Advisory Board may, in good faith and within a reasonable period of time after being notified of such valuations (but in any event, within a reasonable period of time before such valuations are to be used for any applicable reporting purpose, including for any federal income tax purpose), challenge the Liquidating Trustee’s valuation of any of the Trust Property (if an independent appraiser has not been employed by the Liquidating Trustee to perform such valuation) and engage an independent appraiser, at the expense of such Trust Advisory Board member and with the approval of the Liquidating Trustee (such approval not to be unreasonably withheld), to perform the valuation of any Trust Property that is the subject of such a challenge. Any valuations of such Trust Property by the independent appraiser shall replace any valuations of such assets by the Liquidating Trustee, and the Liquidating Trustee shall, within a reasonable period of time after such valuations have been completed, notify the Beneficiary and the Trust Advisory Board of such valuations (including any valuations performed by the independent appraiser). All parties, including the Liquidating Trustee, Majestic I and the Beneficiary, shall use such valuations for all applicable reporting purposes, including for all federal income tax purposes.

Section 1.04. Appointment and Acceptance of Liquidating Trustee. The Trust Advisory Board hereby designates John C. Wheeler to serve as the initial Liquidating Trustee. The Liquidating Trustee shall be deemed to be appointed pursuant to Section 1123(b)(3)(B) of the Code. The Liquidating Trustee accepts the appointment and agrees to serve in such capacity. The Liquidating Trustee also accepts the grant, assignment, transfer, conveyance and delivery to the Liquidating Trust, on behalf, and for the benefit, of the Beneficiary, by the Majestic Parties of all of its right, title and interest in the Trust Property, upon and subject to the terms and conditions set forth herein and in the Plan. The Liquidating Trustee’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Liquidating Trust and not otherwise. The Liquidating Trustee shall have the authority to bind the Liquidating Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Liquidating Trustee, and not individually.

Section 1.05. Liquidation of Trust Property. The Liquidating Trustee shall, in an expeditious but commercially reasonable manner and subject to the other provisions of the Plan and this Agreement, the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements, liquidate and convert to Cash the Trust Property, make timely Distributions in accordance with the terms hereof and not unduly prolong the existence of the Liquidating Trust. The Liquidating Trustee shall exercise reasonable business judgment and liquidate the Trust Property to maximize net recoveries; provided, that the Liquidating Trustee shall be entitled to take into consideration the risks, timing, and costs of potential actions and the provisions of the Plan, the Confirmation Order, the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements in making determinations as to the maximization of recoveries. Such liquidations may be accomplished through the prosecution, compromise and settlement, abandonment or dismissal of any or all Recovery Rights or otherwise or through the sale or other disposition of the Trust Property (in whole or in combination, and including the sale of any Recovery Rights). The Liquidating Trustee may incur any reasonable and necessary expenses in connection with the liquidation and conversion of the Trust Property into Cash.

Section 1.06. No Reversion. In no event shall any part of the Trust Property revert to or be distributed to the Majestic Parties or their estates, except, for the avoidance of doubt, to the Beneficiary, pursuant to the terms, conditions and limitations contained herein.

Section 1.07. Relationship. This Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust. The Liquidating Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Liquidating Trustee or the Beneficiary, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiary to the Liquidating Trust shall be solely that of beneficiary of a trust and shall not be deemed a principal or agency relationship, and its rights shall be limited to those conferred upon it by this Agreement.

Section 1.08. Incidents of Ownership. The Beneficiary shall be the sole beneficiary of the Liquidating Trust (except as otherwise contemplated in connection with the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements), with the Liquidating Trust retaining all incidents of ownership of the Trust Property (subject in all respects to the terms of this Agreement), including, without limitation, those that are necessary to undertake the actions and transactions authorized herein and in the Plan.

ARTICLE II

LIQUIDATING TRUST INTERESTS

Section 2.01. Rights of Beneficiary. The Beneficiary holds a beneficial interest in the Trust Property (the “Liquidating Trust Interests”) subject to all the terms and conditions of this Agreement and the Plan and Agent’s and Secured Notes Trustee’s respective liens thereon. The interest of the Beneficiary is hereby declared and shall be in all respects personal property. Except as expressly provided hereunder, the Beneficiary shall have no title to, right to, possession of, management of or control of the Liquidating Trust or the Trust Property or to any right to call for a partition or division of the Trust Property or to require an accounting.

Section 2.02. Evidence of Liquidating Trust Interests. The Beneficiary’s interest in the Trust Property shall not be evidenced by any certificate, security or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidating Trust by the Liquidating Trustee. The Liquidating Trustee may, upon written request of the Beneficiary, Agent and/or the Secured Notes Trustee, provide reasonably adequate documentary evidence of the Beneficiary’s Liquidating Trust Interests, as indicated in the books and records of the Liquidating Trust. The expense of providing such documentation shall be borne by the Liquidating Trust.

Section 2.03. Exemption from Registration. The Liquidating Trust Interests have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. It is the intention of the parties hereto that the rights of the Beneficiary under the Liquidating Trust and the Liquidating Trust Interests do not constitute “securities” under the Securities Act or any state securities law, provided, however, that if the Liquidating Trust Interests constitute “securities,” the parties hereto intend that the exemption from registration provided in Section 1145 of the Code shall apply to the Liquidating Trust Interests. None of the parties hereto represents or warrants that the rights of the Beneficiary under the Liquidating Trust and the Liquidating Trust Interests will not be securities or that their issuance under the Plan will be entitled to exemption from registration under applicable securities laws.

Section 2.04. Transfers of Liquidating Trust Interests. Except in connection with WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements, the Liquidating Trust Interests shall not be capable of being transferred, assigned, sold, pledged or hypothecated, in whole or in part, except by operation of law. Any Transfer of a Liquidating Trust Interest or any part thereof in violation of this Section 2.04 shall be void ab initio.

Section 2.05. Limited Liability. No provision of this Agreement, the Plan or the Confirmation Order, and no mere enumeration herein of the rights or privileges of the Beneficiary, shall give rise to any liability of the Beneficiary solely in its capacity as such, whether such liability is asserted by the Majestic Parties, by creditors of the Majestic Parties, or by any other Person. The Beneficiary is deemed to receive the Liquidating Trust Interests in accordance with the provisions of this Agreement and the Plan, without further obligation or liability of any kind, but subject to the provisions of this Agreement.

ARTICLE III

AUTHORITY AND LIMITATIONS OF LIQUIDATING TRUSTEE

Section 3.01. Authority of the Liquidating Trustee.

(a) Pursuant to the terms of the Plan and this Agreement, the Liquidating Trustee shall have various rights, powers, duties and responsibilities concerning the prosecution of certain litigation claims, the disposition of assets, the resolution of claims, and numerous other obligations relating to maximizing the proceeds of the Liquidating Trust and the administration of the Liquidating Trust.

(b) The Liquidating Trustee shall have such rights, powers and privileges expressly set forth in the Plan, this Agreement and as otherwise provided by applicable law. Subject to the Plan and the provisions herein, the Liquidating Trustee shall cause the Liquidating Trust to do or cause to be done all things necessary to preserve and keep in full force and effect the Liquidating Trust’s existence, rights (statutory and otherwise) and franchises, in each case in the Liquidating Trustee’s reasonable business judgment and in accordance with the best interests of the Beneficiary. Except as contemplated by the Plan, the Liquidating Trustee shall:

(i) maintain its own separate books and records and bank accounts;

(ii) at all times hold itself out to the public as a legal entity separate from the Majestic Parties, Beneficiary and any other person or entity;

(iii) at the time of such individual’s appointment and during the preceding five (5) years, not be, has not been and will not become while serving as the Liquidating Trustee, (A) a member, officer or employee of the Beneficiary or the Majestic Parties; (B) a customer of, or supplier who derives any of its purchases or revenues from its activities with, the Majestic Parties or its affiliates, (C) a person or entity controlling or under common control of any such shareholder, member, partner, officer, employee, customer or supplier, (D) a director of any affiliate of the Majestic Parties or Beneficiary or (E) a member of the immediate family of any of the foregoing persons or entities;

(iv) hold, manage, convert to Cash, and distribute the Trust Property to the Beneficiary in accordance with Article IV hereof;

(v) protect and enforce the rights to the Trust Property vested in the Liquidating Trust and the Liquidating Trustee by this Agreement, including prosecuting and resolving any Recovery Rights belonging to the Liquidating Trust, by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(vi) file any and all tax returns with respect to the Liquidating Trust (in the case of federal income tax returns, filing for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a)) and pay taxes properly payable by the Liquidating Trust, if any;

(vii) not commingle its assets with assets of any other Person (except as contemplated by the Plan);

(viii) conduct its business in its own name;

(ix) maintain separate financial statements;

(x) pay its own liabilities only out of its own funds;

(xi) maintain an arm’s length relationship with the Majestic Parties and Beneficiary;

(xii) not hold out its credit as being available to satisfy the obligations of others;

(xiii) allocate fairly and reasonably any overhead for shared office space;

(xiv) use separate stationery, invoices and checks;

(xv) not pledge its assets for the benefit of any other Person;

(xvi) correct any known misunderstanding regarding its separate identity; and

(xvii) not acquire any obligations or securities of the Majestic Parties or Beneficiary;

(xviii) make all necessary filings in accordance with any applicable law, statute or regulation;

(xix) retain and pay Trust Professionals (as defined in Section 3.05(a) hereof), employees, contractors or other agents from the Trust Property to carry out the Liquidating Trust’s duties and obligations hereunder;

(xx) execute any documents and take any other actions related to, or in connection with, the liquidation of the Trust Property and the exercise of the Liquidating Trustee’s powers granted herein;

(xxi) in the event that the Liquidating Trustee determines that the Beneficiary or the Liquidating Trust may, will or have become subject to adverse tax consequences, take such commercially reasonable actions that will, or are reasonably intended to, alleviate such adverse tax consequences;

(xxii) request any appropriate tax determination, including a determination pursuant to Section 505 of the Code;

(xxiii) mortgage the Land to satisfy conditions precedent to the Majestic Parties’ commitment to make payments under the Funding Agreement, to offset costs associated with or due to environmental or remediation liabilities or obligations pertaining to the Land;

(xxiv) make payment requests under the Funding Agreement, on the terms and subject to the conditions set forth therein and in this Agreement, to pay costs and expenses of the Liquidating Trust and Liquidating Trustee;

(xxv) incur liabilities, pay expenses and make disbursements required hereunder and as is necessary to preserve, liquidate, administer and protect the Trust Property;

(xxvi) purchase such insurance coverage as required under this Agreement or as the Liquidating Trustee, in his reasonable business judgment, with the prior consent of the Trust Advisory Board, deems necessary and appropriate, including with respect to the liabilities and obligations of the Land, the Liquidating Trustee and the Trust Advisory Board (in the form of errors and omissions policy, fiduciary policy or otherwise) which insurance coverage may remain in effect for a reasonable period after the termination of this Agreement;

(xxvii) exercise such other rights, powers, and privileges, as may be vested in the Liquidating Trustee by this Agreement, the Plan or order of the Bankruptcy Court or as may be necessary and proper to carry out the provisions of the Plan or this Agreement; and

(xxviii) enter into and comply with the terms of each of the Trustee Agreements.

(c) Except as otherwise set forth in this Agreement, the Plan or the Trustee Agreements, the Liquidating Trustee will not be required to obtain the order or approval of any other Person, including the Majestic Parties and the Beneficiary, in the exercise of any right power or privilege conferred hereunder.

(d) Except as otherwise set forth in this Agreement or in the Plan, and subject to the Treasury Regulations governing Liquidating Trusts, the Liquidating Trustee may control and exercise authority over the Trust Property and over the protection, conservation and disposition thereof.

(e) No Person dealing with the Liquidating Trust shall be obligated to inquire into the authority of the Liquidating Trustee in connection with the protection, conservation or disposition of the Trust Property.

Section 3.02. Limitations on Liquidating Trustee.

(a) No part of the Trust Property shall be used or disposed of by the Liquidating Trustee in furtherance of any trade or business. The Liquidating Trustee shall, on behalf of the Liquidating Trust, hold the Liquidating Trust out as a trust in the process of liquidation and not as an investment company. The Liquidating Trustee shall not engage in any investments or activities inconsistent with the treatment of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) while the Liquidating Trust qualifies as a liquidating trust and shall not cause or permit the Liquidating Trust to be operated or maintained other than in compliance with the provisions of Revenue Procedure 94-45, 1994-2 CB 684. The Liquidating Trustee shall be restricted to the liquidation of the Trust Property on behalf, and for the benefit, of the Beneficiary and the Distribution and application of Trust Property for the purposes set forth in this Agreement and the Plan, and the conservation and protection of the Trust Property and the administration thereof in accordance with the provisions of this Agreement and the Plan.

(b) Except as expressly permitted pursuant to any provision in this Agreement, the Liquidating Trustee shall neither cause nor permit the Liquidating Trust to:

(i) guarantee any obligation of any person or entity, including any affiliate of the Majestic Parties or Beneficiary;

(ii) engage, directly or indirectly, in any business other than as contemplated by this Agreement (which, for the avoidance of doubt, shall not prohibit the Liquidating Trust from leasing back to the Majestic Parties certain property used in the operation of the Majestic Parties’ business prior to the date hereof);

(iii) incur, create or assume any indebtedness;

(iv) engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests;

(v) receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities (including disputed claims) or to maintain the value of the Liquidating Trust’s assets during liquidation;

(vi) make any investments other than in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills, other than those reasonably necessary to maintain the value of the assets of and further the liquidating purpose of the Liquidating Trust;

(vii) originate any loans; or

(viii) without the prior written consent of the Trust Advisory Board, (A) take any action in violation of this Agreement that causes the Liquidating Trust to become insolvent; or (B) (1) commence any case, proceeding or other action on behalf of the Liquidating Trust under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; (2) institute proceedings to have the Liquidating Trust adjudicated as bankrupt or insolvent; (3) consent to the institution of bankruptcy or insolvency proceedings against the Liquidating Trust; (4) file a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Trust on behalf of its debts under any federal or state law relating to bankruptcy; (5) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Liquidating Trust or a substantial portion of their respective properties; (6) make any assignment for the benefit of creditors of the Liquidating Trust; or (7) take any action or causing the Liquidating Trust to take any action in furtherance of any of the foregoing.

Section 3.03. Prosecution of Recovery Rights. Subject to restrictions contained in Section 1.03(c) hereof, the Liquidating Trustee shall be empowered and authorized, without approval of or notice to any other Person, including the Beneficiary, to object to, administer, prosecute, settle, enforce, or otherwise compromise or abandon for the benefit of the Liquidating Trust, all Recovery Rights transferred to the Liquidating Trust by the terms of the Old Development Agreements, the Plan or this Agreement or other litigation involving the Liquidating Trust or Trust Property, including taking any action with respect to appeals, counterclaims, and defenses of such Recovery Rights. In connection with any Recovery Rights or other litigation involving the Liquidating Trust or Trust Property, the Liquidating Trustee shall be empowered and authorized to assert or waive any privilege or defense on behalf of the Liquidating Trust.

Section 3.04. Establishment of Trust Advisory Board.

(a) The “Trust Advisory Board” means the board to be appointed in accordance with, and to exercise the duties set forth in, this Agreement, which duties shall be limited to overseeing certain material actions of the Liquidating Trustee pertaining to the administration of the Liquidating Trust, including removal and replacement of the Liquidating Trustee and dissolution of the Liquidating Trust. The Trust Advisory Board shall be comprised of the members of the Board of Managers of Holdco and subject to the same quorum, appointment, resignation, removal, vacancy and related provisions set out in Article V of the New Holdco LLC Agreement.

(b) Notwithstanding anything in this Section 3.04, the Trust Advisory Board shall not take any action which will cause the Liquidating Trust to fail to qualify as a “liquidating trust” for United States federal income tax purposes.

(c) The affirmative vote of a majority of the non-recused, voting members of the Trust Advisory Board shall constitute an act of the Trust Advisory Board with respect to any matter that requires the determination, consent, approval or agreement of such board. Any or all of the members of the Trust Advisory Board may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. Any member of the Trust Advisory Board participating in a meeting by this means is deemed to be present in person at the meeting. In all matters submitted to a vote of the Trust Advisory Board, each Trust Advisory Board member shall be entitled to cast one vote, which vote shall be cast personally by such Trust Advisory Board member or by proxy.

(d) A Trust Advisory Board member shall be recused from the Trust Advisory Board’s deliberations and votes on any matters as to which such member has a conflicting interest. If a Trust Advisory Board member does not recuse himself/herself from any such matter, that Trust Advisory Board member may be recused from such matter by the majority vote of the remaining, voting members of the Trust Advisory Board that are not recused from the matter.

(e) Any action required or permitted to be taken by the Trust Advisory Board at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Trust Advisory Board as evidenced by one or more written consents describing the action taken, signed by the Trust Advisory Board and filed with the minutes or proceedings of the Trust Advisory Board.

(f) The authority of the members of the Trust Advisory Board shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Liquidating Trust is terminated in accordance with Section 6.01 hereof. Immediately upon appointment of any successor member of the Trust Advisory Board, as all rights, powers, duties, authority, and privileges of the predecessor member of the Trust Advisory Board hereunder shall be vested in and undertaken by the successor member of the Trust Advisory Board without any further act; and the successor member of the Trust Advisory Board shall not be liable personally for any act or omission of the predecessor member of the Trust Advisory Board.

(g) Members of the Trust Advisory Board shall be reimbursed by the Liquidating Trustee for any actual, reasonable out-of-pocket expenses incurred for serving on such board in the same manner and priority as the compensation and expenses of the Liquidating Trustee under this Agreement, after submission of reasonably detailed receipts or invoices evidencing such expenses. Except as expressly provided for in this Section 3.04, the members of the Trust Advisory Board shall not be entitled to receive any other form of compensation on account of their service on the Trust Advisory Board. If the Cash in the Liquidating Trust is insufficient to reimburse the members of the Trust Advisory Board, including any professionals retained by the Trust Advisory Board, for any amounts to which he or they are entitled hereunder, then the Liquidating Trustee is hereby authorized to reduce to Cash that portion of the Trust Property necessary so as to effect such reimbursement.

(h) Notwithstanding anything to the contrary herein, the Liquidating Trustee may not take, or refrain from taking, any Material Action (as defined below) without the prior written consent of the Trust Advisory Board. In the event of a dispute between the Liquidating Trustee and the Trust Advisory Board with respect to any proposed Material Action, the Bankruptcy Court shall retain jurisdiction to determine whether the proposed action should be taken, upon motion by the Liquidating Trustee or the Trust Advisory Board. For purposes of this Agreement, a “Material Action” shall mean any action proposed to be taken, or proposed not to be taken, as applicable, by the Liquidating Trustee under the authority vested in him or her under this Agreement to the extent such action or inaction could or would have a material effect on the Liquidating Trustee, the Trust Property and/or the Beneficiary. Without limiting the foregoing, Material Actions shall include, without limitation: (i) the retention or dismissal of Trust Professionals by the Liquidating Trustee or any material modification of the terms of any such retention, (ii) any decision regarding the abandonment of any Trust Property, (iii) the prosecution of any litigation with respect to Trust Property or Recovery Rights (including the appeal of any adverse judgment entered in connection therewith), (iv) the settlement of any such litigation claims and (v) the mortgage, disposition, liquidation or other transfer of any Trust Property with a fair market value in excess of $100,000. Nothing contained in this subsection (h) shall be deemed to limit the consent or approval rights of the Trust Advisory Board as otherwise provided in this Agreement (except upon final order of the Bankruptcy Court in accordance with the provisions herein).

Section 3.05. Agents and Professionals; Employees.

(a) Each of the Liquidating Trustee and the Trust Advisory Board may, but shall not be required to, from time to time enter into contracts with, consult with and retain independent contractors, including attorneys, financial advisors, accountants, appraisers, disbursing agents or other parties deemed by the Liquidating Trustee and the Trust Advisory Board, as applicable, to have qualifications necessary or desirable to assist in the proper administration of the Liquidating Trust (collectively, “Trust Professionals”). The Trust Professionals so retained by either the Liquidating Trustee or the Trust Advisory Board need not be “disinterested” as that term is defined in the Bankruptcy Code and may include counsel, accountants and financial advisors employed by the Majestic Parties or any other party in the Case.

(b) After the Effective Date, Trust Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Liquidating Trustee and the Trust Advisory Board, including in such invoices a description of the work performed, the identity of the Person(s) who performed such work, and, if billing on an hourly basis, the hourly rate of such Person, plus an itemized statement of expenses.

(c) The Liquidating Trustee shall pay invoiced amounts within fifteen (15) days of the date thereof, without Bankruptcy Court approval, unless the Liquidating Trustee or the Trust Advisory Board objects. Trust Professionals are not required to apply to the Bankruptcy Court for payment of their fees or reimbursement of their expenses. In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, the Liquidating Trustee and/or the Trust Advisory Board, as applicable, and the applicable Trust Professional shall try to resolve such dispute within forty-five (45) days of the date of the disputed invoice. In the event the parties cannot resolve any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Liquidating Trustee and/or the Trust Advisory Board, as applicable, or the affected party may ask the Bankruptcy Court to resolve the dispute.

(d) All payments to Trust Professionals shall be paid out of Trust Property in the ordinary course of business without the need for approval of the Bankruptcy Court or, except as provided above, the Trust Advisory Board.

Section 3.06. Released and Enjoined Claims. For the avoidance of any doubt, the Liquidating Trust and Liquidating Trustee shall not, and have no authorization to, pursue any claims or causes of actions which have been released pursuant to the Old Development Agreements, the Plan and/or Confirmation Order, including but not limited to those released claims and causes of action referenced in Article X.C, Article X.D and Article X.F of the Plan.

Section 3.07. Transactions with Related Persons. Notwithstanding any other provision of this Agreement, the Liquidating Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all of any part of the Trust Property to, or contract with or cause the Liquidating Trust to contract with, (a) any stockholder, member, partner, director, manager, officer, employee or agent of the Liquidating Trustee or any individual related by blood, marriage or adoption to, or any individual sharing the household of, any such Person or (b) any

Person in which any Person identified in clause (a) has an ownership or pecuniary interest (other than publicly-traded Persons or Entities in which such interest is less than 5%), unless, in each case, after full disclosure of such relationship or interest, such transaction or contract is approved by the Trust Advisory Board.

Section 3.08. No Other Duties. Other than the duties and obligations of the Liquidating Trustee specifically set forth in this Agreement, the Plan and/or the Confirmation Order, the Liquidating Trustee shall have no duties or obligations of any kind or nature with respect to its position as such.

Section 3.09. Termination. The duties, responsibilities and powers of the Liquidating Trustee shall terminate on the date the Liquidating Trust is dissolved pursuant to Section 6.01 hereof, under applicable law in accordance with the Plan, by a further order of the Bankruptcy Court; provided, that Section 5.01, Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.06, and Section 5.07 hereof shall survive such termination, dissolution and entry.

ARTICLE IV

DISTRIBUTIONS AND ADMINISTRATION OF THE LIQUIDATING TRUST

Section 4.01. Delivery of Distributions in General. Distributions of Liquidating Trust Proceeds shall be made out of the Trust Property by the Liquidating Trustee, or such third party disbursing agent as the Liquidating Trustee may employ.

Section 4.02. Timing and Amount of Distributions. (a) Subject to the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements, the Liquidating Trust shall make Distributions of Trust Property on such dates that the Liquidating Trustee shall determine are appropriate except that the Liquidating Trust must distribute any net income plus all net proceeds from the sale of asset no less often than annually; provided, however, that the Liquidating Trust, with the prior consent of the Trust Advisory Board, may retain an amount of net proceeds or net income reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including any disputed claims and any past, present or future environmental liabilities or remediation obligations pertaining to the Land); provided, further, that the Liquidating Trustee shall in any case promptly distribute Trust Property composed of Cash or cash equivalents (except such amounts for reasonable and necessary expenses up to the amounts set forth in the Funding Agreement) in accordance with the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements.

Section 4.03. Maintenance of Expenses Reserve. Notwithstanding anything in this Agreement to the contrary, on and after the Effective Date, the Liquidating Trustee shall have the right to establish and maintain a reserve of sufficient funds (the “Expense Reserve”) as the Liquidating Trustee shall determine are reasonably necessary for the Liquidating Trust: (i) to meet contingent liabilities and maintain the value of the Trust Property during the term of the Liquidating Trust (including taxes imposed or which may be imposed on the Liquidating Trust or in respect of Trust Property); and (ii) to make the payments and satisfy the existing and anticipated future obligations, costs, expenses, and liabilities of the Liquidating Trust or the Trust Advisory Board, including compensation of the Liquidating Trustee and payment of the reasonable fees and expenses of the Liquidating Trustee and Trust Advisory Board (including the fees, costs and expenses of Trust Professionals in accordance with Section 3.05 hereof); provided, however, the amount of Cash or other Trust Property to be withheld, retained or otherwise reserved by the Liquidating Trustee for contingent and/or future costs and expenses of the Liquidating Trust shall be subject to the prior consent of the Trust Advisory Board.

Section 4.04. Minimum and De Minimis Distributions. Except as provided in Section 4.02, the Liquidating Trustee will not be required to make, but in its sole and absolute discretion may elect to make, Distributions or payments to the Beneficiary if the amount to be distributed to the Beneficiary in respect of such Liquidating Trust Interests is less than $10,000. If the Liquidating Trustee elects not to make a Distribution of less than $10,000, then such Distribution shall remain in the Liquidating Trust, earmarked for ultimate Distribution to the Beneficiary on the date of Final Distribution or on such earlier Distribution Date, if any, on which the aggregate accumulated Distribution to the Beneficiary is $10,000 or more.

Section 4.05. Distribution of Trust Property Upon Termination. Promptly before the termination of the Liquidating Trust, the Liquidating Trustee or its agent shall distribute any remaining Trust Property to the Beneficiary (the “Final Distribution”), subject to the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements.

Section 4.06. Application of Trust Property.

(a) The Liquidating Trustee shall distribute all Trust Property in the order and reflecting the priorities set forth below:

(i) FIRST, to pay all the liabilities, costs and expenses of the Liquidating Trust including: (A) the expenses and/or compensation due and payable to the Liquidating Trustee and the members of the Trust Advisory Board, (B) any indemnification obligations, or reserves for same, owed pursuant to Section 5.07, and (C) the reimbursement for any and all costs, expenses and liabilities incurred by the Liquidating Trustee or the Trust Advisory Board in connection with the performance of their duties under this Agreement, including payment of fees, costs and expenses of Trust Professionals in accordance with Section 3.05 hereof.

(ii) SECOND, to make Distributions to the Beneficiary in accordance with the terms, provisions and priorities set forth in the Plan, this Agreement, the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements.

(b) The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee’s reasonable discretion, required by any law, regulation, rule, ruling, directive or other governmental requirement.

(c) Notwithstanding anything to the contrary herein, prior to making any Distribution to the Beneficiary, the Liquidating Trustee may retain such amounts as are reasonably necessary to fund and maintain the Expense Reserve.

Section 4.07. Reporting; Consultation with Trust Advisory Board. (a) The Liquidating Trustee deliver reports (the “Reports”) to members of the Trust Advisory Board not later than fifteen (15) days following the end of each calendar quarter. Such reports shall specify in reasonable detail (i) the status of the Liquidating Trust and the Trust Property, including any litigation or settlements affecting the Liquidating Trust or the Trust Property, (ii) the costs and expenses of the Liquidating Trust that are incurred (including, but not limited to, any taxes imposed on the Liquidating Trust or actual reasonable out-of-pocket fees and expenses incurred by professions in connection with the administration and liquidation of the Trust Property) during the preceding fiscal quarter, (iii) the aggregate amount of Cash and other assets received by the Liquidating Trust since the Effective Date, (iv) the aggregate amount of Distributions from the Liquidating Trust to the Beneficiary since the Effective Date, and (vi) such other information as the Trust Advisory Board may reasonably request from time to time. The Liquidating Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions (A) as may be necessary to cause the Liquidating Trust and the Liquidating Trustee to be in compliance with applicable law or (B) as may be otherwise reasonably requested from time to time by the Trust Advisory Board. The Liquidating Trustee and the Trust Professionals shall regularly consult with the members of the Trust Advisory Board and their advisors regarding the administration of the Liquidating Trust and the liquidation of the Trust Property.

Section 4.08. Books and Records. The Liquidating Trustee shall maintain in respect of the Liquidating Trust books and records relating to the Trust Property and the payment of expenses of, and liabilities against or assumed by, the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust. Except as provided in Section 8.03, nothing in this Agreement requires the Liquidating Trust to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for managing any payment or Distribution out of the Trust Property. The Beneficiary shall have the right to inspect the books and records (including financial statements) of the Liquidating Trust.

Section 4.09. Compliance with Laws.

(a) Any and all Distributions of Trust Property shall be made in compliance with the Plan, this Agreement, the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements and all applicable laws, including, but not limited to, applicable federal and state securities laws.

(b) The Liquidating Trustee shall be obligated to file all applicable state and federal tax returns on behalf of the Liquidating Trust. The Liquidating Trustee shall administer the Liquidating Trust and make any and all Distributions of Trust Property in compliance with the Plan, this Agreement, the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements and all applicable laws, including, but not limited to, the filing and withholding requirements of applicable federal and state taxation laws.

Section 4.10. Exchange Act. If, notwithstanding the restrictions on Transfer provided herein, the Liquidating Trustee believes that the Liquidating Trust may have become subject to the registration requirements of the Exchange Act, the Liquidating Trustee (i) may promptly seek no action relief from the staff of the SEC to be exempted from all or some of the requirements of the Exchange Act if advised by counsel to the Liquidating Trust that such a request has a reasonable chance of success and (ii) if such request is not granted by the SEC or the Liquidating Trustee reasonably believes it shall not be granted, the Liquidating Trustee shall cause the Liquidating Trust to register pursuant to, and comply with, the applicable reporting requirements of the Exchange Act and to take any actions customary and appropriate in connection therewith.

Section 4.11. Fiscal Year. Except for the first and last years of the Liquidating Trust, the fiscal year of the Liquidating Trust shall be the calendar year. For the first and last years of the Liquidating Trust, the fiscal year of the Liquidating Trust shall be such portion of the calendar year that the Liquidating Trust is in existence.

Section 4.12. Cash Payments. All Distributions required to be made by the Liquidating Trustee to or on behalf of the Beneficiary may be made in Cash denominated in U.S. dollars by checks drawn on a domestic bank selected by the Liquidating Trustee or, at the option of the Liquidating Trustee, by wire transfer from a domestic bank selected by the Liquidating Trustee. All Cash of the Liquidating Trustee shall be maintained in a U.S. financial institution.

Section 4.13. D&O Insurance. On or prior to the Effective Date, and as a condition to the Effective Date, the Majestic Parties shall have arranged and paid for customary insurance coverage for the protection of the Liquidating Trustee, the members of the Trust Advisory Board and any such other Persons serving as administrators and overseers of the Liquidating Trust on and after the Effective Date (in the form of errors and omissions policy, fiduciary policy or otherwise). The Liquidating Trustee shall maintain such coverage for so long as the Liquidating Trust exists and to the extent reasonable available for a period of three (3) years after the termination of this Agreement, in such amounts as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, reasonably determines. The Liquidating Trustee also may obtain insurance coverage it deems necessary and appropriate with respect to real and personal property which may become Trust Property, if any.

Section 4.14. Disputes. To the extent a dispute arises between the Liquidating Trustee and the Trust Advisory Board concerning the performance of any of the powers, duties, and/or obligations set forth herein, either the Liquidating Trustee or the Trust Advisory Board may file a motion and/or other pleadings with the Bankruptcy Court and obtain advice and guidance or such other relief as may be appropriate concerning a resolution of the matter(s) in dispute between the parties. In such event, the Liquidating Trustee and Trust Advisory Board shall have the right to engage legal counsel to advise it with respect to the matter(s) in dispute and the reasonable fees and expenses of such legal counsel shall be reimbursed by the Liquidating Trustee from Trust Property, subject to Section 5.09 hereof.

ARTICLE V

THE LIQUIDATING TRUSTEE/TRUST ADVISORY BOARD

Section 5.01. Generally. The Liquidating Trustee and the members of the Trust Advisory Board shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. No provision of this Agreement shall be construed to relieve the Liquidating Trustee from liability for its own gross negligence, fraud or intentional or willful misconduct. Neither the Liquidating Trustee or the members of the Trust Advisory Board nor any of their respective employees, officers, directors, members, partners, agents, representatives or Trust Professionals shall have or shall incur any liability to any Person or entity for any act taken or omission made in good faith in connection with or related to this Agreement or the Plan.

Section 5.02. Parties Dealing With the Liquidating Trustee. In the absence of actual knowledge to the contrary, any Person dealing with the Liquidating Trust or the Liquidating Trustee will be entitled to rely on the authority of the Liquidating Trustee and its agents to act in connection with the Trust Property. No Person dealing with the Liquidating Trustee has any obligation to inquire into the validity or propriety of any transaction by the Liquidating Trustee or its agents relating to the Liquidating Trust or the Trust Property.

Section 5.03. Reliance by Liquidating Trustee/Trust Advisory Board. Except as otherwise provided in this Agreement or the Plan:

(a) the Liquidating Trustee and the Trust Advisory Board may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Liquidating Trustee or the Trust Advisory Board to be genuine and to have been signed or presented by the proper party or parties;

(b) the Trust Advisory Board may consult with counsel and other professionals with respect to matters in their area of expertise and any opinion of counsel or other professionals shall be full and complete authorization and protection in respect of any action taken or not taken by the Trust Advisory Board. The Trust Advisory Board shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon; and

(c) Persons (including any Trust Professionals) engaged in transactions with the Liquidating Trustee shall look only to the Trust Property to satisfy any liability incurred by the Liquidating Trustee to such Person in carrying out the terms of this Agreement, and none of the Liquidating Trustee, the Trust Advisory Board or the Beneficiary shall have any obligation to satisfy any such liability.

Section 5.04. Liability to Third Persons. The Beneficiary shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Liquidating Trustee. The Liquidating Trustee, the members of the Trust Advisory Board and Trust Professionals shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Liquidating Trust, except for their own gross negligence, fraud or intentional or willful misconduct, and any such Person shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with affairs of the Liquidating Trust.

Section 5.05. Limitation of Liability. The Liquidating Trustee, the Beneficiary, the members of the Trust Advisory Board and the Trust Professionals will each not be liable, under any circumstances, for punitive, exemplary, consequential, special or other damages for a breach of this Agreement or any actions taken in furtherance of their duties hereunder.

Section 5.06. No Liability for Acts of Others. Except as expressly provided in this Agreement solely with respect to the Liquidating Trustee assuming liabilities relating to the Trust Property, nothing shall be deemed to be an assumption by the Liquidating Trustee, the members of the Trust Advisory Board or the Beneficiary of any of the liabilities, obligations or duties of the Majestic Parties and shall not be deemed to be or contain a covenant or agreement by the Liquidating Trustee, the members of the Trust Advisory Board or the Beneficiary to assume or accept any such liability, obligation or duty. Any successor Liquidating Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Liquidating Trustee hereunder, and any statement or representation made as to the assets comprising the Trust Property or as to any other fact bearing upon the prior administration of the Liquidating Trust, so long as it has a good faith basis to do so. The Liquidating Trust shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. The Liquidating Trustee, any successor Liquidating Trustee, and any member of the Trust Advisory Board shall not be liable for any act or omission of any predecessor Liquidating Trustee or member of the Trust Advisory Board, nor have a duty to enforce any claims against any predecessor Liquidating Trustee or member of the Trust Advisory Board on account of any such act or omission.

Section 5.07. Indemnity. (a) Agent (solely with respect to its actions pursuant to this Agreement, the WFCF Pledge, the First Lien Trustee Agreement and the transactions contemplated thereby), the Secured Notes Trustee (solely with respect to its actions pursuant to this Agreement, the Secured Notes Pledge, the Second Lien Trustee Agreement and the transactions contemplated thereby), the Liquidating Trustee, each member of the Trust Advisory Board, the Trust Professionals, and each of their agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Trust Property for any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, disbursements and related expenses, which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such or arising out of the discharge of the powers and duties conferred upon such Indemnified Party pursuant to or in furtherance of this Agreement or the Plan; provided, however, that the Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission determined by a final, non-appealable order of a court with competent jurisdiction over the matter (a “Final Order”) which constitutes gross negligence, fraud or intentional or willful misconduct. Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 5.07. The foregoing indemnity in respect of any Indemnified Party shall survive the termination or resignation of such Indemnified Party from the capacity for which they are indemnified.

(b) Notwithstanding any obligation to make payments and Distributions hereunder, the Liquidating Trustee may establish and maintain a reserve in an aggregate amount sufficient in the Liquidating Trustee’s opinion, with the prior written consent of the Trust Advisory Board, to cover any asserted indemnification obligations or claims owed to any Indemnified Party and any defense expenses related thereto.

(c) Notwithstanding any provision to the contrary in this Agreement: (a) the Beneficiary will not incur any liability through its ownership or possession of Liquidating Trust Interests, except for taxes imposed on the Beneficiary pursuant to applicable provisions of federal, state or local law with respect to the receipt of such Liquidating Trust Interests or distributions from or transactions of the Liquidating Trust and other charges specified herein; and (b) liabilities of the Liquidating Trust are to be satisfied in all events exclusively from the Trust Property and such liabilities are not to attach to or be paid from any amounts distributed to the Beneficiary, regardless of the time at which such distribution took place, or from the assets of the Beneficiary.

Section 5.08. Investment and Safekeeping of Trust Property. All Trust Property and all monies and other property received by the Liquidating Trustee related thereto shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiary, but need not be segregated from other Trust Property, unless and to the extent required by law. The Liquidating Trustee shall be under no liability for interest or producing income on any monies received by it hereunder and held for Distribution or payment to the Beneficiary, except as such interest shall actually be received by the Liquidating Trustee. Investments of any monies held by the Liquidating Trust shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Liquidating Trustee to invest the Trust Property, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to invest such Trust Property in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as Treasury bills. The Liquidating Trustee shall not be responsible for any losses to the Liquidating Trust which may occur, including by reason of bank failure or the amount of the Liquidating Trust exceeding the Federal Deposit Insurance Corporation limits.

Section 5.09. Expense Reimbursement and Compensation.

(a) The Liquidating Trustee shall be entitled to request funding payments by the Majestic Parties in accordance with the Funding Agreement to reimburse itself for its actual out-of-pocket costs and expenses incurred in connection with the administration of the Liquidating Trust and any documents prepared in connection therewith, including, but not limited to, the fees and disbursements to professionals as provided in this Agreement, and against and from any and all loss, liability, expense, or damage which the Liquidating Trustee may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the Liquidating Trustee under this Agreement. As compensation for the performance of his duties, the Liquidating Trustee shall be entitled to the compensation set forth in Exhibit F hereto.

(b) If the amounts funded to the Liquidating Trust under the Funding Agreement are insufficient to compensate and reimburse the Liquidating Trustee, including any professionals retained by the Liquidating Trustee, for any amounts to which he or they are entitled hereunder, then the Liquidating Trustee shall be entitled to receive the first available Cash from the Liquidating Trust once available to satisfy such amounts and, notwithstanding any provision to the contrary herein, shall not be required to make any further Distributions unless and until such amounts are paid in Cash.

Section 5.10. Bond. The Liquidating Trustee may serve without bond.

Section 5.11. Confidentiality. The Liquidating Trustee shall, during the period that the Liquidating Trustee serves as Liquidating Trustee under this Agreement and for a period of twelve (12) months following the termination of this Agreement, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Trust Property relates or of which he has become aware in his capacity as Liquidating Trustee, except as otherwise required by law; provided, however, that all such information may be disclosed to the members of the Trust Advisory Board and its advisors.

ARTICLE VI

DURATION AND TERMINATION OF TRUST

Section 6.01. Duration. The Liquidating Trust shall become effective upon the Effective Date and shall remain and continue in full force and effect until terminated as provided herein. The Liquidating Trust will terminate no later than at the end of one (1) year from the Effective Date; provided, however, that, within the period that is three (3) months prior to such termination, the Liquidating Trustee and Trust Advisory Board may mutually agree to extend the term of the Liquidating Trust if such extension is necessary for the proper administration and liquidation of the Trust Property (in a manner that would maximize the value of such assets). Multiple extensions may be obtained by mutual agreement of the Liquidating Trustee and Trust Advisory Board. The aggregate of all extensions shall not exceed an additional three (3) years, unless the Liquidating Trustee receives a favorable ruling from the Internal Revenue Service or an opinion of counsel acceptable to the Liquidating Trustee and the Trust Advisory Board that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) for federal income tax purposes. Upon the Distribution of all of the Trust Property, the Liquidating Trustee shall take all necessary steps to effect the dissolution of the Liquidating Trust, in accordance with the terms of this Agreement. Upon termination and complete satisfaction of its duties under this Agreement, the Liquidating Trustee will be forever discharged and released from all powers, duties, responsibilities, and liabilities pursuant to the Liquidating Trust other than those attributable to the gross negligence or willful misconduct of the Liquidating Trustee.

Section 6.02. Diligent Administration The Liquidating Trustee shall (a) not unduly prolong the duration of the Liquidating Trust, (b) at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Trust Property, (c) effect the liquidation and distribution of the Trust Property in accordance with the terms hereof, and (d) endeavor to terminate the Liquidating Trust as soon as practicable.

Section 6.03. Continuance of Liquidating Trust for Winding Up. After the termination of the Liquidating Trust and solely for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the Liquidating Trustee shall continue to act as such until its duties have been fully performed. Upon Distribution of all Trust Property, the Liquidating Trustee shall retain the books, records and files that shall have been delivered to or created by the Liquidating Trustee. At the Liquidating Trustee’s discretion, all of such records and documents may be destroyed at any time following the date that is six (6) years after the final Distribution of Trust Property (unless such records and documents are necessary to fulfill the Liquidating Trustee’s obligations pursuant to Section 3.01 and Section 4.08 hereof), subject to the terms of any joint prosecution and common interests agreement(s) to which the Liquidating Trustee may be party. Except as otherwise specifically provided herein, upon the final Distribution of Trust Property, the Liquidating Trustee shall be deemed discharged and have no further duties or obligations hereunder and the Liquidating Trust will be deemed to have been dissolved.

ARTICLE VII

SUCCESSOR LIQUIDATING TRUSTEES

Section 7.01. Resignation. The Liquidating Trustee may resign by giving not less than thirty (30) days’ prior written notice thereof to each member of the Trust Advisory Board and to the Beneficiary. Such resignation shall become effective on the later to occur of (a) the date specified in such written notice or (b) (i) the effective date of the appointment of a successor Liquidating Trustee in accordance with Section 7.04 hereof, and (ii) such successor’s acceptance of such appointment in accordance with Section 7.05 hereof.

Section 7.02. Removal. The Liquidating Trustee may be removed by (a) the vote of the members of the Trust Advisory Board with or without cause, or (b) upon order of the Bankruptcy Court. An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion, filed by one or more members of the Trust Advisory Board. Notice of the motion seeking Bankruptcy Court approval shall be given by first class mail to the Liquidating Trustee and the Trust Advisory Board members.

Section 7.03. Selection of Successor Liquidating Trustee. In the event of the resignation or removal of the Liquidating Trustee, a successor shall be (a) selected by the vote of the members of the Trust Advisory Board or (b) appointed pursuant to an order of the Bankruptcy Court if a successor is not selected within forty-five (45) days of the prior Liquidating Trustee’s resignation or removal; provided, that any such successor Liquidating Trustee shall meet the requirements set forth in Section 3.01(b)(iii). An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion filed by one or more members of the Trust Advisory Board. Notice of the motion seeking Bankruptcy Court approval shall be given by facsimile and electronic mail to the Liquidating Trustee and the members of the Trust Advisory Board.

Section 7.04. Other Terminations. In the event of the incapacity or death of the Liquidating Trustee or if the Liquidating Trustee otherwise ceases to act as Liquidating Trustee for any reason other than resignation or removal, a vacancy shall be deemed to exist and a successor shall be appointed by (a) the vote of the Trust Advisory Board or (b) appointed pursuant to an order of the Bankruptcy Court within fifteen (15) days after the date of such vacancy; provided, that any such successor Liquidating Trustee shall meet the requirements set forth in Section 3.01(b)(iii). An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion filed by one or more members of the Trust Advisory Board.

Section 7.05. Acceptance of Appointment by Successor Liquidating Trustee. Any successor Liquidating Trustee selected or appointed hereunder shall execute an instrument accepting its appointment and shall deliver a copy of such instrument to each member of the Trust Advisory Board and shall further execute and deliver to Agent and the Secured Notes Trustee agreements substantially similar to the Trustee Agreements (upon execution of which, such agreements shall be the “Trustee Agreements” for all purposes hereunder). Thereupon, such successor Liquidating Trustee shall, without any further act, become vested with all the duties, powers, rights, title, discretion and privileges of its predecessor as if originally named Liquidating Trustee.

Section 7.06. Effect of Termination. The resignation, removal, incapacity, bankruptcy or insolvency of the Liquidating Trustee shall not operate to terminate the Liquidating Trust or to revoke any existing agency created pursuant to the terms of this Agreement, the Plan or the Confirmation Order or invalidate any action theretofore taken by the Liquidating Trustee or to limit the effectiveness of the WFCF Pledge, the Secured Notes Pledge and the Trustee Agreements (which shall be binding on the Liquidating Trust and any successor Liquidating Trustee). All fees and expenses incurred by the Liquidating Trustee prior to the resignation, incapacity or removal thereof shall be paid from the Trust Property within thirty (30) days of such resignation, incapacity or removal, unless (i) such fees and expenses are disputed by the successor Liquidating Trustee or the Trust Advisory Board or (ii) there is insufficient Cash in the Liquidating Trust to pay such fees and expenses, in which case the unpaid portion of such fees and expenses shall be paid in accordance with Section 5.09 hereof. In the event of any dispute concerning any fees and expenses incurred by the Liquidating Trustee prior to the resignation, incapacity or removal of the Liquidating Trustee, the successor Liquidating Trustee (in consultation with the Trust Advisory Board) and predecessor Liquidating Trustee shall try to resolve such dispute within sixty (60) days of the date of such resignation, incapacity or removal. In the event the parties cannot resolve any such dispute, either the successor Liquidating Trustee (in consultation with the Trust Advisory Board) or the predecessor Liquidating Trustee may ask the Bankruptcy Court to resolve the dispute and any disputed fees and expenses of the predecessor Liquidating Trustee that are subsequently allowed by the Bankruptcy Court shall be paid from the Trust Property. In the event of the resignation or removal of the Liquidating Trustee, such Liquidating Trustee shall: (a) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Liquidating Trustee or directed by the Bankruptcy Court to effect the termination of such Liquidating Trustee’s capacity under this Agreement; (b) promptly deliver to the successor Liquidating Trustee all documents, instruments, records and other writings related to the Liquidating Trust as may be in the possession of such Liquidating Trustee; and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Liquidating Trustee.

ARTICLE VIII

TAX MATTERS

Section 8.01. Intention of Parties to Establish Liquidating Trust. This Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust. Any ambiguity herein shall be construed consistent herewith and, if necessary, this Agreement may be amended by the Liquidating Trustee, with the consent of the Trust Advisory Board, to comply with federal income tax laws, which amendments may apply retroactively.

Section 8.02. Tax Treatment. The Majestic Parties, the Liquidating Trustee and the Beneficiary will treat the Liquidating Trust as a “liquidating trust” within the meaning of Treasury Regulation § 301.7701-4(d) and as a “grantor trust” subject to the provisions of Subpart E of Subchapter J of Chapter 1 of the Internal Revenue Code and any comparable provision of state or local law. The Beneficiary will be treated solely for federal income tax purposes as the grantor and deemed owner of the Liquidating Trust, and all parties, including the Liquidating Trustee, Majestic I and the Beneficiary, will use the valuations determined in accordance with Section 1.03(g) for the transferred assets for tax purposes in accordance with Section 1.03(g) hereof.

Section 8.03. Tax Reporting.

(a) The “taxable year” of the Liquidating Trust shall be the “calendar year” as those terms are defined in Section 441 of the Internal Revenue Code. The Liquidating Trustee shall file all legally required returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Liquidating Trustee shall annually (within seventy-five (75) days after the end of each calendar year) provide to each record holder of a Liquidating Trust Interest a separate statement setting forth the holder’s share or items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns. Such reporting shall also occur within sixty (60) days of the dissolution of the Liquidating Trust. The Liquidating Trust’s taxable income, gain, loss, deduction, or credit will be allocated to the Beneficiary.

(b) The Liquidating Trust also shall file or cause to be filed, any statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

(c) The Liquidating Trustee shall be responsible for payments, out of the Trust Property, of any taxes imposed on the Liquidating Trust or the Trust Property.

(d) The Liquidating Trustee may request an expedited determination of the tax liability of the Liquidating Trust under Code section 505(b) for all returns for, or on behalf of the Liquidating Trust, for all taxable periods through the dissolution of the Liquidating Trust.

Section 8.04. Tax Withholdings. The Liquidating Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Internal Revenue Code, as amended, or any provision of any foreign, state or local tax law with respect to any payment or Distribution to or on behalf of the Beneficiary. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts paid or distributed, as the case may be, to the Beneficiary for all purposes of this Agreement.

ARTICLE IX

AMENDMENT AND WAIVER

Section 9.01. Amendment and Waiver. Any substantive provision of this Agreement may be amended or waived in writing by the Liquidating Trustee, subject to the prior written consent of the Trust Advisory Board. Technical amendments to this Agreement may be made, as necessary to clarify this Agreement or enable the Liquidating Trustee to effectuate the terms of this Agreement, the Plan and/or the Confirmation Order, by the Liquidating Trustee in consultation with the Trust Advisory Board. Notwithstanding this Section 9.01, any amendments to this Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an orderly manner the Trust Property (which will maximize the value of such assets) in accordance with Treasury Regulations Section 301.7701-4(d) and Section 1.02 hereof. No amendment or waiver of this Agreement which impacts the rights of Agent shall be effective until consented to in writing by Agent, and no amendment or waiver of this Agreement which impacts the rights of the Secured Notes Trustee shall be effective until consented to in writing by the Secured Notes Trustee.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Governing Law. Except to the extent that the Code or other federal law is applicable, or to the extent that any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the Code and, to the extent not inconsistent therewith, the laws of the State of Delaware, without giving effect to principles of conflicts of laws. The actual administration of the Liquidating Trust may be conducted in any location, and the location of the Trust Property may be changed as the Liquidating Trustee may determine from time to time.

Section 10.02. Preservation of Privilege and Defenses. In connection with the rights, including the Recovery Rights, that constitute the Trust Property, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust and shall vest in the Liquidating Trustee and its representatives, and the Majestic Parties and the Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

Section 10.03. Joint Litigation Privilege. All communications, whether in writing or oral, among, and all documents exchanged among, the Liquidating Trustee, and its Trust Professionals, agents and representatives, on the one hand, and the Trust Advisory Board, and its members, Trust Professionals, agents and representatives, on the other hand, shall be for all purposes deemed to be, and treated as, privileged communications, not subject to discovery, disclosure, or process seeking same, based upon their common interests, joint litigation privileges, and joint attorney- work product protections, of the Liquidating Trustee and the Trust Advisory Board with respect to all matters pertaining to the Plan and this Agreement, including the Claims and the Recovery Rights, except for matters pertaining to the compensation of the Liquidating Trustee or the members of the Trust Advisory Board.

Section 10.04. Cooperation. The Majestic Parties shall turn over to the Liquidating Trustee any books and records and provide access to any information in the possession of the Majestic Parties to the Liquidating Trustee.

Section 10.05. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 10.06. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, (a) on the date of delivery if delivered personally, (b) by email or facsimile, upon confirmation of receipt, or (c) on the second business day following the date of dispatch if delivered by a recognized express courier service as follows:

If to the Liquidating Trustee:

John C. Wheeler

Development Specialists, Inc.

70 W. Madison St., Suite 2300

Chicago, Illinois 60602

Tel: (312) 263-4141

Fax: (312) 263-1180

Email: jwheeler@dsi.biz

with a copy to:

Steven B. Towbin

Shaw Gussis Fishman Glantz Wolfson & Towbin LLC

321 N. Clark St., Suite 800

Chicago, Illinois 60654

Tel: (312) 541-0151

Fax: (312) 980-3888

Email: stowbin@shawgussis.com

If to the Trust Advisory Board:

c/o Majestic Holdco, LLC

Board of Managers

The Majestic Star Casino, LLC

301 Fremont Street

Las Vegas, NV 89101

Tel: (702) 388-2404

Fax: (702) 382-5562

Attn: General Counsel

with a copy to:

The Majestic Star Casino, LLC

301 Fremont Street

Las Vegas, NV 89101

Tel: (702) 388-2400

Attn: Chief Financial Officer

If to the Beneficiary:

Majestic Holdco, LLC

301 Fremont Street

Las Vegas, NV 89101

Tel: (702) 388-2404

Fax: (702) 382-5562

Attn: General Counsel

with a copy to:

The Majestic Star Casino, LLC

301 Fremont Street

Las Vegas, NV 89101

Tel: (702) 388-2400

Attn: Chief Financial Officer

Section 10.07. Headings. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.08. Relationship to the Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan and therefore this Agreement incorporates the applicable provisions of the Plan. To that end, the Liquidating Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan relating to the Trust Property, and to seek any orders from the Bankruptcy Court in furtherance of the implementation of the Plan and this Agreement. If any provisions of this Agreement are found to be inconsistent with the provisions of the Plan or the Confirmation Order, the provisions of the Plan or Confirmation Order shall control. The Liquidating Trustee hereby agrees to act in accordance with the Plan and Confirmation Order and to take no action inconsistent with the requirements of the Plan or Confirmation Order.

Section 10.09. Counterparts, Execution and Delivery by Facsimile. For the purposes of facilitating the execution of this Agreement, as herein provided and for other purposes, this Agreement may be executed simultaneously in counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Any original counterpart when executed and transmitted by electronic facsimile or electronic mail shall be deemed duly delivered to the other party upon confirmed receipt thereof by such other party.

Section 10.10. Jurisdiction. Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive jurisdiction over the Liquidating Trust, the Liquidating Trustee and the Trust Advisory Board, including the administration and activities of the Liquidating Trust and the Liquidating Trustee; provided, however, that notwithstanding the foregoing, the Liquidating Trustee shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any Recovery Rights transferred to the Liquidating Trust. The Liquidating Trustee or its agents (including professionals) shall not need to file retention applications or fee applications with the Bankruptcy Court.

Section 10.11. Entire Agreement. This Agreement and any exhibits, schedules or appendices attached hereto contain the entire agreement between the parties and supersede all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

Section 10.12. Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Agreement, and the words herein and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision of this Agreement. The term “including” shall mean “including, without limitation.”

Section 10.13. Successors/Representatives of Debtors. The Liquidating Trust, the Liquidating Trustee and the Trust Advisory Board shall be “representative[s] of the estate” under Section 1123(b)(3) of the Code and successors of the Debtors under Section 1125 of the Code, and shall be covered to the fullest extent by the exculpations and releases set forth in Article X.C, Article X.D and Article X.F of the Plan, and in accordance with section 1123(b) of the Bankruptcy Code and the terms of the Plan.

Section 10.14. Continuation of Automatic Stay. In furtherance of the implementation of the Plan, all injunctions or stays provided for in the Debtors’ chapter 11 cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in existence immediately prior to the Effective Date, shall remain in full force and effect and apply to all claimants holding claims against the Debtors, the Debtors’ estates, the Liquidating Trustee, the Beneficiary and the Trust Property until the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

THE MAJESTIC PARTIES:

MAJESTIC HOLDCO, LLC

By:	/s/ Jon Bennett
Name:	Jon Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO, LLC

By:	/s/ Jon Bennett
Name:	Jon Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO II, LLC

By:	/s/ Jon Bennett
Name:	Jon Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

LIQUIDATING TRUSTEE:

/s/ John C. Wheeler
John C. Wheeler, not individually, but solely in his capacity as Trustee of the Majestic Gary Land Trust

Signature Page to Liquidating Trust Agreement

EXHIBIT A

Description of Land

PARCEL 1:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER OF FRACTIONAL SECTION 23, THE SOUTHWEST QUARTER OF FRACTIONAL SECTION 24, THE NORTHWEST QUARTER OF FRACTIONAL SECTION 25, AND THE NORTHEAST QUARTER OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, SAID PARCEL CONSISTING OF A PART OF THOSE LANDS CONVEYED TO LEHIGH PORTLAND CEMENT COMPANY AS RECORDED IN LAKE COUNTY DOCUMENT 707259, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A CAPPED IRON ROD AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 23; THENCE NORTH 00°23’05” WEST (SAID BEARING BEING RELATIVE TO THE INDIANA STATE PLANE COORDINATE SYSTEM WEST ZONE, NAD83), 492.62 FEET TO THE NORTHEASTERLY RIGHT-OF-WAY LINE OF THE ELGIN, JOLIET & EASTERN RAILWAY COMPANY (FORMERLY THE INDIANA HARBOR RAILROAD COMPANY) AS RECORDED IN LAKE COUNTY DEED RECORD 117, PAGE 10; THENCE SOUTH 46°59’40” EAST, 228.30 FEET ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE; THENCE 1404.64 FEET ALONG AN ARC ON SAID NORTHEASTERLY RIGHT-OF-WAY LINE, SAID ARC BEING CONVEX TO THE SOUTHWEST, HAVING RADIUS OF 11309.20 FEET, AND SUBTENDED BY A LONG CHORD BEARING SOUTH 50°33’09” EAST, 1403.74 FEET; THENCE SOUTH 54°06’39” EAST, 2971.64 FEET ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE TO THE SOUTHERLY CORNER OF PARCEL 1 CONVEYED TO BUFFINGTON HARBOR RIVERBOATS, L.L.C. AS RECORDED IN LAKE COUNTY DOCUMENT 95067683; THENCE SOUTH 54°06’39” EAST, 355.66 FEET ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE OF THE ELGIN, JOLIET, & EASTERN RAILWAY COMPANY AS RECORDED IN LAKE COUNTY DEED RECORD 117, PAGE 10; THENCE CONTINUING SOUTH 54°06’39” EAST, 470.65 FEET ALONG SAID LINE; THENCE NORTH 60°10’19” EAST, 93.25 FEET TO THE NORTHEASTERLY LINE OF AN ELECTRIC POWER LINE EASEMENT, DESCRIBED IN AN AGREEMENT FROM UNIVERSAL-ATLAS CEMENT COMPANY TO UNITED STATES STEEL CORPORATION, DATED AUGUST, 16, 1954, AND THE POINT OF BEGINNING OF THIS DESCRIPTION;

1)	THENCE CONTINUING NORTH 60°10’19” EAST, 393.32 FEET TO A RAILROAD SPIKE;

2)	THENCE NORTH 34°06’39” WEST, 284.87 FEET TO A 5/8” REBAR SET WITH CAP STAMPED “FIRM 0058”;

3)	THENCE NORTH 55°53’21” EAST, 1,270.59 FEET TO A RAILROAD SPIKE ON THE SOUTHERLY LINE OF PARCEL G-2, CONVEYED TO MARBLEHEAD LIME COMPANY IN LAKE COUNTY DOCUMENT 91065414;

4)	THENCE SOUTH 73°30’38” EAST, 95.91 FEET ALONG SAID SOUTHERLY LINE;

5)	THENCE NORTH 83°50’47” EAST, 213.81 FEET ALONG SAID SOUTHERLY LINE;

6)	THENCE SOUTH 62°05’20” EAST, 63.63 FEET ALONG SAID SOUTHERLY LINE;

7)	THENCE NORTH 55°34’26” EAST, 137.64 FEET ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL;

8)	THENCE NORTH 55°49’28” EAST, 31.96 FEET ALONG SAID SOUTHEASTERLY LINE;

9)	THENCE NORTH 55°51’46” EAST, 57.00 FEET TO THE SOUTHWESTERLY LINE OF PARCEL G-1, CONVEYED TO MARBLEHEAD LIME COMPANY IN LAKE COUNTY DOCUMENT 91065414;

10)	THENCE SOUTH 34°02’32” EAST, 627.36 FEET;

11)	THENCE SOUTH 32°44’01” WEST, 198.66 FEET ALONG A WESTERLY LINE OF SAID PARCEL;

12)	THENCE SOUTH 55°34’16” WEST, 402.27 FEET ALONG A NORTHWESTERLY LINE OF SAID PARCEL;

13)	THENCE SOUTH 34°48’19” EAST, 562.17 FEET ALONG A SOUTHWESTERLY LINE OF SAID PARCEL;

14)	THENCE SOUTH 35°28’01” WEST, 106.16 FEET ALONG A NORTHWESTERLY LINE OF SAID PARCEL;

15)	THENCE SOUTH 69°27’32” EAST, 80.97 FEET ALONG A SOUTHWESTERLY LINE OF SAID PARCEL TO THE NORTHWESTERLY LINE OF LAND CONVEYED TO NORTHERN INDIANA PUBLIC SERVICE COMPANY AS RECORDED IN LAKE COUNTY DEED RECORD 973, PAGE 505;

16)	THENCE SOUTH 35°53’21” WEST, 984.02 FEET ALONG SAID NORTHWESTERLY LINE TO THE NORTHEASTERLY LINE OF SAID ELECTRIC POWER LINE EASEMENT;

17)	THENCE NORTH 54°06’39” WEST, 1791.77 FEET ALONG SAID LINE TO THE POINT OF BEGINNING, CONTAINING 62.675 ACRES, MORE OR LESS.

PARCEL 2:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER OF FRACTIONAL SECTION 23, THE NORTH HALF OF SECTION 26, AND THE WEST HALF OF FRACTIONAL SECTION 25, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, (SAID PARCEL CONSISTING OF A PART OF THE THIRTY-THREE ACRE PARCEL AND A PART OF THE SECOND PARCEL AS DESCRIBED IN LAKE COUNTY DEED RECORD 308, PAGE 22), BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A CAPPED IRON ROD AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 23; THENCE NORTH 00°23’05” WEST (SAID BEARING BEING RELATIVE TO THE INDIANA STATE PLANE COORDINATE SYSTEM WEST ZONE, NAD83), 79.78 FEET ALONG THE WEST LINE OF SAID SECTION TO THE SOUTHWESTERLY CORNER OF PARCEL 2 CONVEYED TO BUFFINGTON HARBOR RIVER BOATS, L.L.C. AS DESCRIBED IN LAKE COUNTY DOCUMENT 95067683; THENCE SOUTH 32°06’05” EAST, 1079.86 FEET ALONG SOUTHWESTERLY LINE OF SAID PARCEL 2; THENCE SOUTH 40°16’57” EAST, 738.04 FEET ALONG SAID SOUTHWESTERLY LINE; THENCE ALONG SAID SOUTHWESTERLY LINE 565.04 FEET ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 17088.80 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 41°13’47” EAST, 565.02 FEET; THENCE SOUTH 43°05’41” WEST 7.87 FEET ALONG A NORTHWESTERLY LINE OF SAID PARCEL 2 TO A CORNER OF SAID PARCEL, (SAID CORNER BEING THE POINT OF BEGINNING OF SAID THIRTY-THREE ACRE PARCEL); THENCE SOUTH 46°54’19” EAST 1691.49 FEET ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL 2; THENCE SOUTH 46°54’19” EAST, 464.28 FEET ALONG SAID LINE TO A 5/8” REBAR SET WITH CAP STAMPED “FIRM 0058” AND THE POINT OF BEGINNING OF THIS DESCRIPTION;

1)	THENCE NORTH 41°00’22” EAST, 387.30 FEET TO A 5/8” REBAR SET WITH CAP STAMPED “FIRM 0058”;

2)	THENCE NORTH 22°00’21” EAST, 118.40 FEET;

3)	THENCE NORTH 36°02’19” EAST, 440.01 FEET TO THE SOUTHWESTERLY LINE

4)	OF THE FORMER CHICAGO LAKE SHORE & EASTERN RAILWAY COMPANY AS RECORDED IN LAKE COUNTY DEED RECORD 282, PAGE 248, FOURTH PARCEL;

5)	THENCE SOUTH 54°06’39” EAST, 2,255.11 FEET ALONG SAID SOUTHWESTERLY LINE TO THE EAST LINE OF SAID SECTION 26;

6)	THENCE SOUTH 00°52’39” EAST, 31.21 FEET ALONG SAID SECTION LINE TO THE SOUTHWESTERLY LINE OF THE ELGIN, JOLIET AND EASTERN RAILWAY COMPANY (FORMERLY THE CHICAGO LAKE SHORE & EASTERN RAILWAY COMPANY) AS RECORDED IN LAKE COUNTY DEED RECORD 282, PAGE 248, THIRD PARCEL;

7)	THENCE SOUTH 54°06’39” EAST, 1,929.25 FEET ALONG SAID SOUTHWESTERLY LINE TO AN IRON RAIL AT A CORNER OF SAID THIRD PARCEL;

8)	THENCE SOUTH 00°52’39” EAST, 398.64 FEET ALONG A WESTERLY LINE OF SAID THIRD PARCEL TO AN IRON RAIL AT A CORNER OF SAID PARCEL;

9)	THENCE NORTH 60°34’39” WEST, 1,790.00 FEET TO AN IRON RAIL AT A CORNER OF SAID THIRD PARCEL ON THE EAST LINE OF SAID SECTION 26;

10)	THENCE SOUTH 00°52’39” EAST, 489.61 FEET ALONG SAID SECTION LINE TO THE NORTHEASTERLY LINE OF THE ELGIN, JOLIET AND EASTERN RAILWAY COMPANY (FORMERLY THE CHICAGO LAKE SHORE & EASTERN RAILWAY COMPANY) AS RECORDED IN LAKE COUNTY DEED RECORD 282, PAGE 248, SECOND PARCEL;

11)	THENCE ALONG THE NORTHEASTERLY LINE OF SAID SECOND PARCEL 2692.61 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 17108.80 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 54°54’09” WEST, 2689.83 FEET TO THE SOUTHEASTERLY CORNER OF SAID THIRTY-THREE ACRE PARCEL;

12)	THENCE NORTH 46°54’19” WEST, 275.98 FEET ALONG THE NORTHEASTERLY LINE OF SAID SECOND PARCEL TO THE POINT OF BEGINNING, CONTAINING 78.060 ACRES, MORE OR LESS.

PARCEL 3:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER (SE 1/4) OF FRACTIONAL SECTION 23 AND THE NORTHEAST QUARTER (NE 1/4) OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF BUFFINGTON HARBOR RIVERBOATS, L.L.C. PARCEL 2 AS RECORDED IN DOCUMENT NO. 95067683 IN THE OFFICE OF THE RECORDER OF SAID COUNTY;

1)	THENCE SOUTH 54°06’39” EAST ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 4 OF EXHIBIT A AS RECORDED IN LAKE COUNTY DOCUMENT NO. 96052358 AND ALONG THE SOUTHWESTERLY LINE OF THE FOURTH PARCEL AS DESCRIBED IN LAKE COUNTY DEED RECORD 282, PAGE 248, A DISTANCE OF 475.31 FEET;

2)	THENCE SOUTH 36°02’19” WEST, A DISTANCE OF 440.01 FEET;

3)	THENCE NORTH 49°38’51” WEST, A DISTANCE OF 457.29 FEET TO THE SOUTHEASTERLY LINE OF SAID PARCEL 2;

4)	THENCE NORTH 34°13’33” EAST ALONG SAID SOUTHEASTERLY LINE, A DISTANCE OF 16.84 FEET;

5)	THENCE NORTH 30°46’03” EAST ALONG SAID SOUTHEASTERLY LINE, A DISTANCE OF 203.32 FEET;

6)	THENCE NORTH 36°00’21” EAST ALONG SAID SOUTHEASTERLY LINE, A DISTANCE OF 185.08 FEET TO THE POINT OF BEGINNING, CONTAINING 4.548 ACRES (198,111 SQ FT.), MORE OR LESS.

PARCEL 4:

A PART OF THE SOUTHWEST QUARTER OF SECTION 23, AND A PART OF THE NORTH HALF OF SECTION 26, ALL IN TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN CITY OF GARY, IN CALUMET TOWNSHIP, IN LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 23; THENCE NORTH 0 DEGREES 39 MINUTES 45 SECONDS WEST (BASIS OF BEARING PER DOCUMENT #462935, LAKE COUNTY RECORDER’S OFFICE), 1,727.30 FEET ALONG THE WEST LINE OF SAID SECTION 23; THENCE SOUTH 47 DEGREES 13 MINUTES 28 SECONDS EAST, 514.59 FEET TO THE LIMITED ACCESS RIGHT-OF-WAY LINE, ACCESS CONTROL LINE AND CHAIN LINK TYPE FENCE (L.A. R/W, A.C.L. & C.L.T.F.) OF THE INDIANA DEPARTMENT OF TRANSPORTATION PROJECT FOR STATE ROAD 912, NUMBER MM-850(22), CODE NUMBER 1175, FISCAL YEAR 1975 AND THE POINT OF BEGINNING; THENCE NORTH 20 DEGREES 49 MINUTES 46 SECONDS WEST, 18.28 FEET ALONG SAID L.A. R/W, A.C.L. & C.L.T.F.; THENCE NORTH 26 DEGREES 20 MINUTES 16 SECONDS WEST, 173.81 FEET ALONG SAID L.A. R/W, A.C.L. & C.L.T.F. TO THE L.A. R/W, A.C.L. & C.L.T.F. FOR THE INDIANA DEPARTMENT OF TRANSPORTATION PROJECT FOR THE EAST CHICAGO MARINA INTERCHANGE, NUMBER HDP-9225(001), DESIGNATION NUMBER 9384760, FISCAL YEAR 1996; THENCE NORTH 19 DEGREES 56 MINUTES 21 SECONDS WEST, 27.29 FEET ALONG SAID EAST CHICAGO MARINA INTERCHANGE L.A. R/W, A.C.L. & C.L.T.F.; THENCE NORTHWESTERLY 469.63 FEET ALONG AN ARC TO THE LEFT AND SAID EAST CHICAGO MARINA INTERCHANGE L.A. R/W, A.C.L. & C.L.T.F. AND HAVING A RADIUS OF 2,670.50 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 25 DEGREES 47 MINUTES 01 SECONDS WEST AND A LENGTH OF 469.03 FEET TO THE SOUTHWESTERN LINE OF A TRACT OF LAND CONVEYED TO THE NORTHERN INDIANA PUBLIC SERVICE COMPANY (NIPSCO), AS DESCRIBED IN DEED BOOK 973 ON PAGE 505, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 40 DEGREES 40 MINUTES 07 SECONDS EAST, 464.89 FEET ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT; THENCE SOUTH 0 DEGREES 39 MINUTES 45 SECONDS EAST, 137.50 FEET CONTINUING ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT; THENCE SOUTH 47 DEGREES 13 MINUTES 28 SECONDS EAST, 206.60 FEET, CONTINUING ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT; THENCE NORTH 0 DEGREES 39 MINUTES 45 SECONDS WEST, 255.44 FEET, CONTINUING ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT TO THE SOUTHWESTERN LINE OF A

TRACT OF LAND CONVEYED TO THE NEW YORK CENTRAL RAILROAD COMPANY (NYC RR CO.), AS DESCRIBED IN DEED BOOK 270 ON PAGE 82, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 40 DEGREES 40 MINUTES 07 SECONDS EAST, 647.10 FEET ALONG THE SOUTHWESTERN LINE OF SAID NYC RR CO. TRACT; THENCE SOUTHEASTERLY 1972.53 FEET ALONG AN ARC TO THE LEFT AND SAID NYC RR CO. LINE AND HAVING A RADIUS OF 17,238.80 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF SOUTH 43 DEGREES 56 MINUTES 48 SECONDS EAST, AND A LENGTH OF 1.971.46 FEET; THENCE SOUTHEASTERLY ALONG AN ARC TO THE LEFT AND SAID NYC RR CO. LINE, 109.12 FEET AND HAVING A RADIUS OF 17,125.76 FEET AND SUBTENDED BY A LONG CHORD, HAVING A BEARING OF SOUTH 47 DEGREES 24 MINUTES 26 SECONDS EAST, AND A LENGTH OF 109.12 FEET TO THE NORTHWEST CORNER OF A TRACT OF LAND CONVEYED TO CONSOLIDATED RAIL CORPORATION (CONRAIL), AS DESCRIBED IN INSTRUMENT NUMBER 592500, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 24 DEGREES 22 MINUTES 01 SECONDS WEST, 75.72 FEET ALONG THE NORTHWESTERN LINE OF SAID CONRAIL TRACT; THENCE SOUTHEASTERLY 980.00 FEET ALONG AN ARC TO THE LEFT AND THE SOUTHWESTERLY LINE OF SAID CONRAIL TRACT AND HAVING A RADIUS OF 17,197.46 FEET AND SUBTENDED BY A LONG CHORD, HAVING A BEARING OF SOUTH 49 DEGREES 11 MINUTES 24 SECONDS EAST, AND A LENGTH OF 979.87 FEET TO THE SOUTHWESTERN LINE OF A TRACT OF LAND CONVEYED TO CONRAIL, AS DESCRIBED IN INSTRUMENT NUMBER 690616, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 42 DEGREES 21 MINUTES 28 SECONDS EAST, 122.86 FEET ALONG SAID CONRAIL TRACT, AS DESCRIBED IN INSTRUMENT NO. 690616; THENCE SOUTHEASTERLY 39.72 FEET ALONG AN ARC TO THE RIGHT AND THE SOUTHWESTERLY LINE OF SAID CONRAIL TRACT, RECORDED IN INSTRUMENT NO. 690616, AND HAVING A RADIUS OF 2,250.01 FEET, AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF SOUTH 40 DEGREES 48 MINUTES 58 SECONDS EAST, AND A LENGTH OF 39.72 FEET TO THE NORTHEASTERLY LINE OF A TRACT OF LAND CONVEYED TO BUFFINGTON HARBOR RIVERBOATS, L.L.C. , AS DESCRIBED IN INSTRUMENT NUMBER 95067683, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE NORTHWESTERLY 1,275.37 FEET, ALONG AN ARC TO THE RIGHT AND THE NORTHEASTERLY LINE OF SAID BUFFINGTON HARBOR RIVERBOATS, L.L.C. TRACT AND HAVING A RADIUS OF 17,225.76 FEET AND SUBTENDED BY A LONG CHORD, HAVING A BEARING OF NORTH 49 DEGREES 20 MINUTES 40 SECONDS WEST AND A LENGTH OF 1,275.08 FEET; THENCE NORTH 47 DEGREES 13 MINUTES 36 SECONDS WEST 2,558.88 FEET ALONG SAID BUFFINGTON HARBOR RIVERBOATS, L.L.C. TRACT TO THE POINT OF BEGINNING.

PARCEL 5:

A PART OF THE SOUTHWEST QUARTER OF SECTION 23, AND A PART OF SECTION 26, ALL IN TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, IN CALUMET TOWNSHIP, IN LAKE COUNTY, INDIANA, SAID PARCEL DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 23; THENCE NORTH 00 DEGREES 39 MINUTES 45 SECONDS WEST (BASIS OF BEARING PER LAKE COUNTY CIRCUIT COURT CAUSE NO. C780132, OFFICE OF THE CLERK, LAKE COUNTY, INDIANA), 942.24 FEET ALONG THE WEST LINE OF SAID SECTION 23 TO THE FORMER SOUTHWESTERN LINE OF THE PITTSBURGH, FORT WAYNE AND CHICAGO

RAILROAD, AS RECORDED IN LAKE COUNTY DEED BOOK “S” PAGE 98; THENCE SOUTH 46 DEGREES 58 MINUTES 20 SECONDS EAST, 750.03 FEET ALONG SAID SOUTHWESTERN LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 70 DEGREES 05 MINUTES 12 SECONDS EAST, 258.19 FEET ALONG THE LIMITED ACCESS RIGHT-OF-WAY LINE, ACCESS CONTROL LINE (L.A. R/W, A.C.L.) OF THE INDIANA DEPARTMENT OF TRANSPORTATION PROJECT FOR STATE ROAD 912, NUMBER MM-850(22), CODE NUMBER 1175, FISCAL YEAR 1975; THENCE SOUTH 47 DEGREES 12 MINUTES 42 SECONDS EAST, 4,264.85 FEET ALONG THE L.A. R/W, A.C.L. OF THE INDIANA DEPARTMENT OF TRANSPORTATION PROJECT FOR STATE ROAD 912, NUMBER MM-850(22), CODE NUMBER 1175, FISCAL YEAR 1975, THE SOUTHWESTERLY LINE OF A TRACT OF LAND CONVEYED TO BUFFINGTON HARBOR RIVERBOATS, L.L.C., AS RECORDED IN LAKE COUNTY DOCUMENT 95067683, AND THE SOUTHWESTERLY LINE OF A TRACT OF LAND CONVEYED TO USX CORP. AS RECORDED IN LAKE COUNTY DEED RECORD 658 PAGE 271; THENCE SOUTHEASTERLY 153.51 FEET ALONG AN ARC TO THE RIGHT ON THE WESTERLY LINE OF A TRACT OF LAND CONVEYED TO CONRAIL (FORMERLY PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD), AS RECORDED IN LAKE COUNTY DEED BOOK “S” PAGE 98, HAVING A RADIUS OF 722.49 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF SOUTH 06 DEGREES 15 MINUTES 44 SECONDS EAST AND A LENGTH OF 153.22 FEET; THENCE NORTH 47 DEGREES 12 MINUTES 42 SECONDS WEST, 4,618.41 FEET ALONG THE NORTHEASTERLY LINE OF A TRACT OF LAND CONVEYED TO GEORGE J. BEEMSTERBOER, INC., AS RECORDED IN INSTRUMENT NUMBER 513263, LAKE COUNTY RECORDER’S OFFICE TO THE POINT OF BEGINNING.

PARCELS 6 & 7:

REAL PROPERTY LOCATED IN THE CITY OF GARY, INDIANA, DESCRIBED AS FOLLOWS: A PARCEL OF LAND IN THE WEST HALF OF SECTION 25 AND IN THE EAST HALF AND NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, (THE SAME DESCRIBED AS PARCEL II IN QUIT CLAIM DEED RECORDED JUNE 11, 1942, IN DEED RECORD 658, PAGE 271 AS DOCUMENT NO. 60647, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA, EXCEPTING THEREFROM THE LAND CONVEYED UNDER QUIT CLAIM DEED RECORDED MAY 6, 1981, AS DOCUMENT NO. 627324, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA), AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A BRASS PLUG FOUND IN THE CONCRETE PAVEMENT AT THE NORTHWEST CORNER OF SAID SECTION 26; THENCE NORTH 00 DEGREES 42 MINUTES 06 SECONDS WEST (SAID BEARING BEING RELATIVE TO SAID DOCUMENT NO. 627324), 1080.24 FEET ALONG THE WEST LINE OF SECTION 23, TO THE NORTHEASTERLY LINE OF THE 100 FOOT RIGHT OF WAY CONVEYED BY GEORGE T. CLINE TO PITTSBURGH FORT WAYNE AND CHICAGO RAILROAD COMPANY BY DEED DATED AUGUST 8, 1859 AND RECORDED SEPTEMBER 7, 1859, IN DEED RECORD “S”, PAGE 98; THENCE SOUTH 47 DEGREES 10 MINUTES 41 SECONDS EAST, 3482.53 FEET ALONG SAID NORTHEASTERLY LINE TO THE SOUTHEAST CORNER OF PARCEL 3 IN CORPORATE WARRANTY DEED RECORDED JULY 7, 1995, AS DOCUMENT NO. 95038220, MADE BY LEHIGH PORTLAND CEMENT COMPANY TO TRUMP INDIANA, INC. AND SAID POINT ALSO BEING THE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE CONTINUING SOUTH 47 DEGREES 10 MINUTES 41 SECONDS EAST, 2055.00 FEET ALONG SAID NORTHEASTERLY LINE TO THE EAST AND WEST CENTERLINE OF SAID SECTION 26; THENCE SOUTH 89 DEGREES 49 MINUTES 05 SECONDS EAST, 0.10 FEET ALONG SAID CENTERLINE; THENCE 1371.56 FEET ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 1910.08 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 67 DEGREES 59 MINUTES 15 SECONDS EAST; 1342.28 FEET (SAID TWO LAST DESCRIBED COURSES BEING BOUNDARY LINES OF A PARCEL OF LAND CONVEYED BY GARY LAND COMPANY TO THE PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD COMPANY (NOW CONRAIL) BY DEED DATED JANUARY 5, 1909 AND RECORDED JANUARY 23, 1909, IN DEED RECORD 150, PAGE 22, AND DESIGNATED AS PARCEL I IN SAID DEED), TO A POINT IN THE NORTHERLY LINE OF THE 75 FOOT RIGHT OF WAY CONVEYED BY GARY LAND COMPANY TO SOUTH CHICAGO AND SOUTHERN RAILROAD COMPANY BY QUIT CLAIM DEED DATED MARCH 2, 1928 AND RECORDED MARCH 1, 1929, IN DEED RECORD 437, PAGE 298, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA; THENCE SOUTH 89 DEGREES 00 MINUTES 28 SECONDS EAST, 1033.00 FEET ALONG SAID NORTH LINE TO THE SOUTHWESTERLY LINE OF THE 100 FOOT RIGHT OF WAY CONVEYED BY GARY LAND COMPANY TO BALTIMORE AND OHIO AND CHICAGO RAILROAD COMPANY (NOW CSX) BY DEED DATED APRIL 12, 1915 AND RECORDED MARCH 9, 1916, IN DEED RECORD 221, PAGE 4, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA; THENCE 4150.00 FEET ALONG AN ARC TO THE RIGHT ON SAID SOUTHWESTERLY LINE, SAID ARC HAVING A RADIUS OF 17,338.80 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 56 DEGREES 37 MINUTES 32 SECONDS WEST, 4140.10 FEET TO THE NORTHEAST CORNER OF THE AFORESAID PARCEL 3 IN CORPORATE WARRANTY DEED RECORDED JULY 7, 1995, AS DOCUMENT NO. 95038220; THENCE SOUTH 42 DEGREES 17 MINUTES 59 SECONDS WEST, 486.30 FEET ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 3 TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM: PART OF THE NORTHEAST QUARTER AND THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN LAKE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 26 (MARKED BY A STEEL RAIL); THENCE NORTH 89 DEGREES 19 MINUTES 06 SECONDS WEST, 1341.35 FEET ALONG THE SOUTH LINE OF SAID NORTHEAST QUARTER SECTION TO THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD (NOW CONRAIL); THENCE ALONG SAID NORTHEASTERLY LINE 14.67 FEET NORTHWESTERLY ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 1910.08 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 47 DEGREES 25 MINUTES 38 SECONDS WEST (MEASURED NORTH 47 DEGREES 26 MINUTES 20 SECONDS WEST) 14.87 FEET TO THE POINT OF BEGINNING OF THIS EXCEPTION; THENCE NORTH 47 DEGREES 12 MINUTES 15 SECONDS WEST (MEASURED NORTH 47 DEGREES 10 MINUTES 41 SECONDS WEST), 177.90 FEET ALONG SAID NORTHEASTERLY LINE; THENCE NORTHWESTERLY 92.03 FEET ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 722.49 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 15 DEGREES 59 MINUTES 27 SECONDS WEST, 91.96 FEET; THENCE NORTH 20 DEGREES 00 MINUTES 36 SECONDS WEST, 199.13 FEET; THENCE NORTH 25 DEGREES 21 MINUTES 52 SECONDS WEST, 558.54 FEET; THENCE NORTH 25 DEGREES 52 MINUTES 42 SECONDS WEST, 122.86 FEET; THENCE NORTHWESTERLY 525.77 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 2250.01 FEET AND SUBTENDED BY A LONG CHORD BEARING

NORTH 33 DEGREES 36 MINUTES 31 SECONDS WEST, 524.58 FEET TO THE SOUTHWESTERLY LINE OF THE RIGHT OF WAY OF THE BALTIMORE AND OHIO AND CHICAGO RAIL ROAD COMPANY (NOW CSX); THENCE ALONG SAID SOUTHWESTERLY LINE 360.23 FEET SOUTHEASTERLY ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 17,225.76 FEET (MEASURED 17,338.80 FEET) AND SUBTENDED BY A LONG CHORD BEARING SOUTH 52 DEGREES 03 MINUTES 29 SECONDS EAST, (MEASURED SOUTH 51 DEGREES 54 MINUTES 47 SECONDS EAST), 360.22 FEET; THENCE SOUTHEASTERLY 195.14 FEET ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 2350.01 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 29 DEGREES 17 MINUTES 36 SECONDS EAST, 195.08 FEET; THENCE SOUTH 25 DEGREES 53 MINUTES 03 SECONDS EAST, 125.57 FEET; THENCE SOUTH 25 DEGREES 21 MINUTES 52 SECONDS EAST, 653.99 FEET; THENCE SOUTH 25 DEGREES 49 MINUTES 35 SECONDS EAST, 122.59 FEET; THENCE SOUTHEASTERLY 508.82 FEET (MEASURED 509.88 FEET) ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 2488.64 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 32 DEGREES 37 MINUTES 00 SECONDS EAST, 507.94 FEET (MEASURED SOUTH 32 DEGREES 37 MINUTES 44 SECONDS EAST, 508.99 FEET) TO THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD (NOW CONRAIL); THENCE ALONG SAID NORTHEASTERLY LINE 299.07 FEET (MEASURED 300.12 FEET) ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 1910.08 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 51 DEGREES 41 MINUTES 23 SECONDS WEST, 298.76 FEET (MEASURED NORTH 51 DEGREES 29 MINUTES 02 SECONDS WEST, 299.81 FEET) TO THE POINT OF BEGINNING.

THIS CONVEYANCE INCLUDES ANY RIGHTS APPURTNANT TO THE FOREGOING PROPERTY UNDER THE AMENDMENT TO EASEMENT AGREEMENT AND GRANTS OF EASEMENT (CENTER ROAD/BUFFINGTON HARBOR DRIVE) AS RECORDED WITH THE LAKE COUNTY REGISTER OF DEEDS ON OCTOBER 5, 2000 AS INSTRUMENT NO. 072825.

PARCEL 8:

A TRACT OF LAND IN THE NORTHEAST QUARTER OF SECTION 36, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY. INDIANA, BEING ALL THAT PART DESCRIBED AS BEGINNING AT A POINT IN THE EAST LINE OF SAID NORTHEAST QUARTER THAT IS 812.90 FEET SOUTH OF THE NORTHEAST CORNER OF SAID SECTION 36; THENCE SOUTH 0 DEGREES 51 MINUTES EAST ON THE EAST LINE OF SAID NORTHEAST QUARTER, 385.60 FEET; THENCE SOUTH 89 DEGREES 11 MINUTES WEST ON A STRAIGHT LINE, 441.57 FEET; THENCE NORTH 01 DEGREE 07 MINUTES WEST ON A STRAIGHT LINE, 326.00 FEET; THENCE NORTH 89 DEGREES 11 MINUTES EAST, 150 FEET; THENCE NORTH 01 DEGREE 07 MINUTES WEST, 59.60 FEET; THENCE NORTH 89 DEGREES 11 MINUTES EAST, 293.42 FEET TO THE POINT OF BEGINNING.

EXHIBIT B

Form of Quit Claim Deed

Recording Requested by:

When recorded mail to:
(The area above is reserved for recorder’s use)

QUITCLAIM DEED

THIS INDENTURE WITNESSETH that THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company (“Grantor”), of Lake County in the State of Indiana QUITCLAIMS to MAJESTIC GARY LAND TRUST, a liquidating trust (“Grantee”), effective as of December 1, 2011, for the sum of Ten Dollars and Zero Cents ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following described real estate located in Lake County, State of Indiana:

All right, title and interest of Grantor in and to the property described on Exhibit A attached hereto and made a part hereof.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed, this      day of         , 2011.

By:
Name:
Title:

STATE OF INDIANA	)
) SS:
COUNTY OF	)

Before me,                     , a Notary Public in and for said County and State, personally appeared                     , by me known and acknowledged the execution of the foregoing Quitclaim Deed as his/her voluntary deed.

WITNESS my hand and Notarial seal this      day of         , 2011.

Notary Public

(Printed Name)

My Commission Expires:	My County of Residence:

After Recording Return to:

Send tax statements to:

Grantee’s Address:

Exhibit A

PARCEL 1:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER OF FRACTIONAL SECTION 23, THE SOUTHWEST QUARTER OF FRACTIONAL SECTION 24, THE NORTHWEST QUARTER OF FRACTIONAL SECTION 25, AND THE NORTHEAST QUARTER OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, SAID PARCEL CONSISTING OF A PART OF THOSE LANDS CONVEYED TO LEHIGH PORTLAND CEMENT COMPANY AS RECORDED IN LAKE COUNTY DOCUMENT 707259, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A CAPPED IRON ROD AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 23; THENCE NORTH 00°23’05” WEST (SAID BEARING BEING RELATIVE TO THE INDIANA STATE PLANE COORDINATE SYSTEM WEST ZONE, NAD83), 492.62 FEET TO THE NORTHEASTERLY RIGHT-OF- WAY LINE OF THE ELGIN, JOLIET & EASTERN RAILWAY COMPANY (FORMERLY THE INDIANA HARBOR RAILROAD COMPANY) AS RECORDED IN LAKE COUNTY DEED RECORD 117, PAGE 10; THENCE SOUTH 46°59’40” EAST, 228.30 FEET ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE; THENCE 1404.64 FEET ALONG AN ARC ON SAID NORTHEASTERLY RIGHT-OF-WAY LINE, SAID ARC BEING CONVEX TO THE SOUTHWEST, HAVING RADIUS OF 11309.20 FEET, AND SUBTENDED BY A LONG CHORD BEARING SOUTH 50°33’09” EAST, 1403.74 FEET; THENCE SOUTH 54°06’39” EAST, 2971.64 FEET ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE TO THE SOUTHERLY CORNER OF PARCEL 1 CONVEYED TO BUFFINGTON HARBOR RIVERBOATS, L.L.C. AS RECORDED IN LAKE COUNTY DOCUMENT 95067683; THENCE SOUTH 54°06’39” EAST, 355.66 FEET ALONG SAID NORTHEASTERLY RIGHT-OF-WAY LINE OF THE ELGIN, JOLIET, & EASTERN RAILWAY COMPANY AS RECORDED IN LAKE COUNTY DEED RECORD 117, PAGE 10; THENCE CONTINUING SOUTH 54°06’39” EAST, 470.65 FEET ALONG SAID LINE; THENCE NORTH 60°10’19” EAST, 93.25 FEET TO THE NORTHEASTERLY LINE OF AN ELECTRIC POWER LINE EASEMENT, DESCRIBED IN AN AGREEMENT FROM UNIVERSAL-ATLAS CEMENT COMPANY TO UNITED STATES STEEL CORPORATION, DATED AUGUST, 16, 1954, AND THE POINT OF BEGINNING OF THIS DESCRIPTION;

1)	THENCE CONTINUING NORTH 60°10’19” EAST, 393.32 FEET TO A RAILROAD SPIKE;

2)	THENCE NORTH 34°06’39” WEST, 284.87 FEET TO A 5/8” REBAR SET WITH CAP STAMPED “FIRM 0058”;

3)	THENCE NORTH 55°53’21” EAST, 1,270.59 FEET TO A RAILROAD SPIKE ON THE SOUTHERLY LINE OF PARCEL G-2, CONVEYED TO MARBLEHEAD LIME COMPANY IN LAKE COUNTY DOCUMENT 91065414;

4)	THENCE SOUTH 73°30’38” EAST, 95.91 FEET ALONG SAID SOUTHERLY LINE;

5)	THENCE NORTH 83°50’47” EAST, 213.81 FEET ALONG SAID SOUTHERLY LINE;

6)	THENCE SOUTH 62°05’20” EAST, 63.63 FEET ALONG SAID SOUTHERLY LINE;

7)	THENCE NORTH 55°34’26” EAST, 137.64 FEET ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL;

8)	THENCE NORTH 55°49’28” EAST, 31.96 FEET ALONG SAID SOUTHEASTERLY LINE;

9)	THENCE NORTH 55°51’46” EAST, 57.00 FEET TO THE SOUTHWESTERLY LINE OF PARCEL G-1, CONVEYED TO MARBLEHEAD LIME COMPANY IN LAKE COUNTY DOCUMENT 91065414;

10)	THENCE SOUTH 34°02’32” EAST, 627.36 FEET;

11)	THENCE SOUTH 32°44’01” WEST, 198.66 FEET ALONG A WESTERLY LINE OF SAID PARCEL;

12)	THENCE SOUTH 55°34’16” WEST, 402.27 FEET ALONG A NORTHWESTERLY LINE OF SAID PARCEL;

13)	THENCE SOUTH 34°48’19” EAST, 562.17 FEET ALONG A SOUTHWESTERLY LINE OF SAID PARCEL;

14)	THENCE SOUTH 35°28’01” WEST, 106.16 FEET ALONG A NORTHWESTERLY LINE OF SAID PARCEL;

15)	THENCE SOUTH 69°27’32” EAST, 80.97 FEET ALONG A SOUTHWESTERLY LINE OF SAID PARCEL TO THE NORTHWESTERLY LINE OF LAND CONVEYED TO NORTHERN INDIANA PUBLIC SERVICE COMPANY AS RECORDED IN LAKE COUNTY DEED RECORD 973, PAGE 505;

16)	THENCE SOUTH 35°53’21” WEST, 984.02 FEET ALONG SAID NORTHWESTERLY LINE TO THE NORTHEASTERLY LINE OF SAID ELECTRIC POWER LINE EASEMENT;

17)	THENCE NORTH 54°06’39” WEST, 1791.77 FEET ALONG SAID LINE TO THE POINT OF BEGINNING, CONTAINING 62.675 ACRES, MORE OR LESS.

PARCEL 2:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER OF FRACTIONAL SECTION 23, THE NORTH HALF OF SECTION 26, AND THE WEST HALF OF FRACTIONAL SECTION 25, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, (SAID PARCEL CONSISTING OF A PART OF THE THIRTY-THREE ACRE PARCEL AND A PART OF THE SECOND PARCEL AS DESCRIBED IN LAKE COUNTY DEED RECORD 308, PAGE 22), BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A CAPPED IRON ROD AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 23; THENCE NORTH 00°23’05” WEST (SAID BEARING BEING RELATIVE TO THE INDIANA STATE PLANE COORDINATE SYSTEM WEST ZONE, NAD83), 79.78 FEET ALONG THE WEST LINE OF SAID SECTION TO THE SOUTHWESTERLY CORNER OF PARCEL 2 CONVEYED TO BUFFINGTON HARBOR RIVER BOATS, L.L.C. AS DESCRIBED IN LAKE COUNTY

DOCUMENT 95067683; THENCE SOUTH 32°06’05” EAST, 1079.86 FEET ALONG SOUTHWESTERLY LINE OF SAID PARCEL 2; THENCE SOUTH 40°16’57” EAST, 738.04 FEET ALONG SAID SOUTHWESTERLY LINE; THENCE ALONG SAID SOUTHWESTERLY LINE 565.04 FEET ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 17088.80 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 41°13’47” EAST, 565.02 FEET; THENCE SOUTH 43°05’41” WEST 7.87 FEET ALONG A NORTHWESTERLY LINE OF SAID PARCEL 2 TO A CORNER OF SAID PARCEL, (SAID CORNER BEING THE POINT OF BEGINNING OF SAID THIRTY-THREE ACRE PARCEL); THENCE SOUTH 46°54’19” EAST 1691.49 FEET ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL 2; THENCE SOUTH 46°54’19” EAST, 464.28 FEET ALONG SAID LINE TO A 5/8” REBAR SET WITH CAP STAMPED “FIRM 0058” AND THE POINT OF BEGINNING OF THIS DESCRIPTION;

1)	THENCE NORTH 41°00’22” EAST, 387.30 FEET TO A 5/8” REBAR SET WITH CAP STAMPED “FIRM 0058”;

2)	THENCE NORTH 22°00’21” EAST, 118.40 FEET;

3)	THENCE NORTH 36°02’19” EAST, 440.01 FEET TO THE SOUTHWESTERLY LINE

4)	OF THE FORMER CHICAGO LAKE SHORE & EASTERN RAILWAY COMPANY AS RECORDED IN LAKE COUNTY DEED RECORD 282, PAGE 248, FOURTH PARCEL;

5)	THENCE SOUTH 54°06’39” EAST, 2,255.11 FEET ALONG SAID SOUTHWESTERLY LINE TO THE EAST LINE OF SAID SECTION 26;

6)	THENCE SOUTH 00°52’39” EAST, 31.21 FEET ALONG SAID SECTION LINE TO THE SOUTHWESTERLY LINE OF THE ELGIN, JOLIET AND EASTERN RAILWAY COMPANY (FORMERLY THE CHICAGO LAKE SHORE & EASTERN RAILWAY COMPANY) AS RECORDED IN LAKE COUNTY DEED RECORD 282, PAGE 248, THIRD PARCEL;

7)	THENCE SOUTH 54°06’39” EAST, 1,929.25 FEET ALONG SAID SOUTHWESTERLY LINE TO AN IRON RAIL AT A CORNER OF SAID THIRD PARCEL;

8)	THENCE SOUTH 00°52’39” EAST, 398.64 FEET ALONG A WESTERLY LINE OF SAID THIRD PARCEL TO AN IRON RAIL AT A CORNER OF SAID PARCEL;

9)	THENCE NORTH 60°34’39” WEST, 1,790.00 FEET TO AN IRON RAIL AT A CORNER OF SAID THIRD PARCEL ON THE EAST LINE OF SAID SECTION 26;

10)	THENCE SOUTH 00°52’39” EAST, 489.61 FEET ALONG SAID SECTION LINE TO THE NORTHEASTERLY LINE OF THE ELGIN, JOLIET AND EASTERN RAILWAY COMPANY (FORMERLY THE CHICAGO LAKE SHORE & EASTERN RAILWAY COMPANY) AS RECORDED IN LAKE COUNTY DEED RECORD 282, PAGE 248, SECOND PARCEL;

11)	THENCE ALONG THE NORTHEASTERLY LINE OF SAID SECOND PARCEL 2692.61 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 17108.80 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 54°54’09” WEST, 2689.83 FEET TO THE SOUTHEASTERLY CORNER OF SAID THIRTY-THREE ACRE PARCEL;

12)	THENCE NORTH 46°54’19” WEST, 275.98 FEET ALONG THE NORTHEASTERLY LINE OF SAID SECOND PARCEL TO THE POINT OF BEGINNING, CONTAINING 78.060 ACRES, MORE OR LESS.

PARCEL 3:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER (SE 1/4) OF FRACTIONAL SECTION 23 AND THE NORTHEAST QUARTER (NE 1/4) OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF BUFFINGTON HARBOR RIVERBOATS, L.L.C. PARCEL 2 AS RECORDED IN DOCUMENT NO. 95067683 IN THE OFFICE OF THE RECORDER OF SAID COUNTY;

1)	THENCE SOUTH 54°06’39” EAST ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 4 OF EXHIBIT A AS RECORDED IN LAKE COUNTY DOCUMENT NO. 96052358 AND ALONG THE SOUTHWESTERLY LINE OF THE FOURTH PARCEL AS DESCRIBED IN LAKE COUNTY DEED RECORD 282, PAGE 248, A DISTANCE OF 475.31 FEET;

2)	THENCE SOUTH 36°02’19” WEST, A DISTANCE OF 440.01 FEET;

3)	THENCE NORTH 49°38’51” WEST, A DISTANCE OF 457.29 FEET TO THE SOUTHEASTERLY LINE OF SAID PARCEL 2;

4)	THENCE NORTH 34°13’33” EAST ALONG SAID SOUTHEASTERLY LINE, A DISTANCE OF 16.84 FEET;

5)	THENCE NORTH 30°46’03” EAST ALONG SAID SOUTHEASTERLY LINE, A DISTANCE OF 203.32 FEET;

6)	THENCE NORTH 36°00’21” EAST ALONG SAID SOUTHEASTERLY LINE, A DISTANCE OF 185.08 FEET TO THE POINT OF BEGINNING, CONTAINING 4.548 ACRES (198,111 SQ FT.), MORE OR LESS.

PARCEL 4:

A PART OF THE SOUTHWEST QUARTER OF SECTION 23, AND A PART OF THE NORTH HALF OF SECTION 26, ALL IN TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN CITY OF GARY, IN CALUMET TOWNSHIP, IN LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 23; THENCE NORTH 0 DEGREES 39 MINUTES 45 SECONDS WEST (BASIS OF BEARING PER DOCUMENT #462935, LAKE COUNTY RECORDER’S OFFICE), 1,727.30 FEET ALONG THE WEST LINE OF SAID SECTION 23; THENCE SOUTH 47 DEGREES 13 MINUTES 28

SECONDS EAST, 514.59 FEET TO THE LIMITED ACCESS RIGHT-OF-WAY LINE, ACCESS CONTROL LINE AND CHAIN LINK TYPE FENCE (L.A. R/W, A.C.L. & C.L.T.F.)

OF THE INDIANA DEPARTMENT OF TRANSPORTATION PROJECT FOR STATE ROAD 912, NUMBER MM-850(22), CODE NUMBER 1175, FISCAL YEAR 1975 AND THE POINT OF BEGINNING; THENCE NORTH 20 DEGREES 49 MINUTES 46 SECONDS WEST, 18.28 FEET ALONG SAID L.A. R/W, A.C.L. & C.L.T.F.; THENCE NORTH 26 DEGREES 20 MINUTES 16 SECONDS WEST, 173.81 FEET ALONG SAID L.A. R/W, A.C.L. & C.L.T.F. TO THE L.A. R/W, A.C.L. & C.L.T.F. FOR THE INDIANA DEPARTMENT OF TRANSPORTATION PROJECT FOR THE EAST CHICAGO MARINA INTERCHANGE, NUMBER HDP-9225(001), DESIGNATION NUMBER 9384760, FISCAL YEAR 1996; THENCE NORTH 19 DEGREES 56 MINUTES 21 SECONDS WEST, 27.29 FEET ALONG SAID EAST CHICAGO MARINA INTERCHANGE L.A. R/W, A.C.L. & C.L.T.F.; THENCE NORTHWESTERLY 469.63 FEET ALONG AN ARC TO THE LEFT AND SAID EAST CHICAGO MARINA INTERCHANGE L.A. R/W, A.C.L. & C.L.T.F. AND HAVING A RADIUS OF 2,670.50 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 25 DEGREES 47 MINUTES 01 SECONDS WEST AND A LENGTH OF 469.03 FEET TO THE SOUTHWESTERN LINE OF A TRACT OF LAND CONVEYED TO THE NORTHERN INDIANA PUBLIC SERVICE COMPANY (NIPSCO), AS DESCRIBED IN DEED BOOK 973 ON PAGE 505, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 40 DEGREES 40 MINUTES 07 SECONDS EAST, 464.89 FEET ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT; THENCE SOUTH 0 DEGREES 39 MINUTES 45 SECONDS EAST, 137.50 FEET CONTINUING ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT; THENCE SOUTH 47 DEGREES 13 MINUTES 28 SECONDS EAST, 206.60 FEET, CONTINUING ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT; THENCE NORTH 0 DEGREES 39 MINUTES 45 SECONDS WEST, 255.44 FEET, CONTINUING ALONG THE SOUTHWESTERN LINE OF SAID NIPSCO TRACT TO THE SOUTHWESTERN LINE OF A TRACT OF LAND CONVEYED TO THE NEW YORK CENTRAL RAILROAD COMPANY (NYC RR CO.), AS DESCRIBED IN DEED BOOK 270 ON PAGE 82, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 40 DEGREES 40 MINUTES 07 SECONDS EAST, 647.10 FEET ALONG THE SOUTHWESTERN LINE OF SAID NYC RR CO. TRACT; THENCE SOUTHEASTERLY 1972.53 FEET ALONG AN ARC TO THE LEFT AND SAID NYC RR CO. LINE AND HAVING A RADIUS OF 17,238.80 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF SOUTH 43 DEGREES 56 MINUTES 48 SECONDS EAST, AND A LENGTH OF 1.971.46 FEET; THENCE SOUTHEASTERLY ALONG AN ARC TO THE LEFT AND SAID NYC RR CO. LINE, 109.12 FEET AND HAVING A RADIUS OF 17,125.76 FEET AND SUBTENDED BY A LONG CHORD, HAVING A BEARING OF SOUTH 47 DEGREES 24 MINUTES 26 SECONDS EAST, AND A LENGTH OF 109.12 FEET TO THE NORTHWEST CORNER OF A TRACT OF LAND CONVEYED TO CONSOLIDATED RAIL CORPORATION (CONRAIL), AS DESCRIBED IN INSTRUMENT NUMBER 592500, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 24 DEGREES 22 MINUTES 01 SECONDS WEST, 75.72 FEET ALONG THE NORTHWESTERN LINE OF SAID CONRAIL TRACT; THENCE SOUTHEASTERLY 980.00 FEET ALONG AN ARC TO THE LEFT AND THE SOUTHWESTERLY LINE OF SAID CONRAIL TRACT AND HAVING A RADIUS OF 17,197.46 FEET AND SUBTENDED BY A LONG CHORD, HAVING A BEARING OF SOUTH 49 DEGREES 11 MINUTES 24 SECONDS EAST, AND A LENGTH OF 979.87 FEET TO THE SOUTHWESTERN LINE OF A TRACT OF LAND CONVEYED TO

CONRAIL, AS DESCRIBED IN INSTRUMENT NUMBER 690616, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE SOUTH 42 DEGREES 21 MINUTES 28 SECONDS EAST, 122.86 FEET ALONG SAID CONRAIL TRACT, AS DESCRIBED IN INSTRUMENT NO. 690616; THENCE SOUTHEASTERLY 39.72 FEET ALONG AN ARC TO THE RIGHT AND THE SOUTHWESTERLY LINE OF SAID CONRAIL TRACT, RECORDED IN INSTRUMENT NO. 690616, AND HAVING A RADIUS OF 2,250.01 FEET, AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF SOUTH 40 DEGREES 48 MINUTES 58 SECONDS EAST, AND A LENGTH OF 39.72 FEET TO THE NORTHEASTERLY LINE OF A TRACT OF LAND CONVEYED TO BUFFINGTON HARBOR RIVERBOATS, L.L.C. , AS DESCRIBED IN INSTRUMENT NUMBER 95067683, IN THE LAKE COUNTY RECORDER’S OFFICE; THENCE NORTHWESTERLY 1,275.37 FEET, ALONG AN ARC TO THE RIGHT AND THE NORTHEASTERLY LINE OF SAID BUFFINGTON HARBOR RIVERBOATS, L.L.C. TRACT AND HAVING A RADIUS OF 17,225.76 FEET AND SUBTENDED BY A LONG CHORD, HAVING A BEARING OF NORTH 49 DEGREES 20 MINUTES 40 SECONDS WEST AND A LENGTH OF 1,275.08 FEET; THENCE NORTH 47 DEGREES 13 MINUTES 36 SECONDS WEST 2,558.88 FEET ALONG SAID BUFFINGTON HARBOR RIVERBOATS, L.L.C. TRACT TO THE POINT OF BEGINNING.

PARCELS 6 & 7:

REAL PROPERTY LOCATED IN THE CITY OF GARY, INDIANA, DESCRIBED AS FOLLOWS: A PARCEL OF LAND IN THE WEST HALF OF SECTION 25 AND IN THE EAST HALF AND NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, (THE SAME DESCRIBED AS PARCEL II IN QUIT CLAIM DEED RECORDED JUNE 11, 1942, IN DEED RECORD 658, PAGE 271 AS DOCUMENT NO. 60647, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA, EXCEPTING THEREFROM THE LAND CONVEYED UNDER QUIT CLAIM DEED RECORDED MAY 6, 1981, AS DOCUMENT NO. 627324, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA), AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A BRASS PLUG FOUND IN THE CONCRETE PAVEMENT AT THE NORTHWEST CORNER OF SAID SECTION 26; THENCE NORTH 00 DEGREES 42 MINUTES 06 SECONDS WEST (SAID BEARING BEING RELATIVE TO SAID DOCUMENT NO. 627324), 1080.24 FEET ALONG THE WEST LINE OF SECTION 23, TO THE NORTHEASTERLY LINE OF THE 100 FOOT RIGHT OF WAY CONVEYED BY GEORGE T. CLINE TO PITTSBURGH FORT WAYNE AND CHICAGO RAILROAD COMPANY BY DEED DATED AUGUST 8, 1859 AND RECORDED SEPTEMBER 7, 1859, IN DEED RECORD “S”, PAGE 98; THENCE SOUTH 47 DEGREES 10 MINUTES 41 SECONDS EAST, 3482.53 FEET ALONG SAID NORTHEASTERLY LINE TO THE SOUTHEAST CORNER OF PARCEL 3 IN CORPORATE WARRANTY DEED RECORDED JULY 7, 1995, AS DOCUMENT NO. 95038220, MADE BY LEHIGH PORTLAND CEMENT COMPANY TO TRUMP INDIANA, INC. AND SAID POINT ALSO BEING THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE CONTINUING SOUTH 47 DEGREES 10

MINUTES 41 SECONDS EAST, 2055.00 FEET ALONG SAID NORTHEASTERLY LINE TO THE EAST AND WEST CENTERLINE OF SAID SECTION 26; THENCE SOUTH 89 DEGREES 49 MINUTES 05 SECONDS EAST, 0.10 FEET ALONG SAID CENTERLINE; THENCE 1371.56 FEET ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 1910.08 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 67 DEGREES 59 MINUTES 15 SECONDS EAST; 1342.28 FEET (SAID TWO LAST DESCRIBED COURSES BEING BOUNDARY LINES OF A PARCEL OF LAND CONVEYED BY GARY LAND COMPANY TO THE PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD COMPANY (NOW CONRAIL) BY DEED DATED JANUARY 5, 1909 AND RECORDED JANUARY 23, 1909, IN DEED RECORD 150, PAGE 22, AND DESIGNATED AS PARCEL I IN SAID DEED), TO A POINT IN THE NORTHERLY LINE OF THE 75 FOOT RIGHT OF WAY CONVEYED BY GARY LAND COMPANY TO SOUTH CHICAGO AND SOUTHERN RAILROAD COMPANY BY QUIT CLAIM DEED DATED MARCH 2, 1928 AND RECORDED MARCH 1, 1929, IN DEED RECORD 437, PAGE 298, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA; THENCE SOUTH 89 DEGREES 00 MINUTES 28 SECONDS EAST, 1033.00 FEET ALONG SAID NORTH LINE TO THE SOUTHWESTERLY LINE OF THE 100 FOOT RIGHT OF WAY CONVEYED BY GARY LAND COMPANY TO BALTIMORE AND OHIO AND CHICAGO RAILROAD COMPANY (NOW CSX) BY DEED DATED APRIL 12, 1915 AND RECORDED MARCH 9, 1916, IN DEED RECORD 221, PAGE 4, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA; THENCE 4150.00 FEET ALONG AN ARC TO THE RIGHT ON SAID SOUTHWESTERLY LINE, SAID ARC HAVING A RADIUS OF 17,338.80 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 56 DEGREES 37 MINUTES 32 SECONDS WEST, 4140.10 FEET TO THE NORTHEAST CORNER OF THE AFORESAID PARCEL 3 IN CORPORATE WARRANTY DEED RECORDED JULY 7, 1995, AS DOCUMENT NO. 95038220; THENCE SOUTH 42 DEGREES 17 MINUTES 59 SECONDS WEST, 486.30 FEET ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 3 TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM: PART OF THE NORTHEAST QUARTER AND THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN LAKE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 26 (MARKED BY A STEEL RAIL); THENCE NORTH 89 DEGREES 19 MINUTES 06 SECONDS WEST, 1341.35 FEET ALONG THE SOUTH LINE OF SAID NORTHEAST QUARTER SECTION TO THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD (NOW CONRAIL); THENCE ALONG SAID NORTHEASTERLY LINE 14.67 FEET NORTHWESTERLY ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 1910.08 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 47 DEGREES 25 MINUTES 38 SECONDS WEST (MEASURED NORTH 47 DEGREES 26 MINUTES 20 SECONDS WEST) 14.87 FEET TO THE POINT OF BEGINNING OF THIS EXCEPTION; THENCE NORTH 47 DEGREES 12 MINUTES 15 SECONDS WEST (MEASURED NORTH 47 DEGREES 10 MINUTES 41 SECONDS WEST), 177.90 FEET ALONG SAID NORTHEASTERLY LINE; THENCE NORTHWESTERLY 92.03 FEET ALONG AN ARC TO THE LEFT HAVING A RADIUS OF

722.49 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 15 DEGREES 59 MINUTES 27 SECONDS WEST, 91.96 FEET; THENCE NORTH 20 DEGREES 00 MINUTES 36 SECONDS WEST, 199.13 FEET; THENCE NORTH 25 DEGREES 21 MINUTES 52 SECONDS WEST, 558.54 FEET; THENCE NORTH 25 DEGREES 52 MINUTES 42 SECONDS WEST, 122.86 FEET; THENCE NORTHWESTERLY 525.77 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 2250.01 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 33 DEGREES 36 MINUTES 31 SECONDS WEST, 524.58 FEET TO THE SOUTHWESTERLY LINE OF THE RIGHT OF WAY OF THE BALTIMORE AND OHIO AND CHICAGO RAIL ROAD COMPANY (NOW CSX); THENCE ALONG SAID SOUTHWESTERLY LINE 360.23 FEET SOUTHEASTERLY ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 17,225.76 FEET (MEASURED 17,338.80 FEET) AND SUBTENDED BY A LONG CHORD BEARING SOUTH 52 DEGREES 03 MINUTES 29 SECONDS EAST, (MEASURED SOUTH 51 DEGREES 54 MINUTES 47 SECONDS EAST), 360.22 FEET; THENCE SOUTHEASTERLY 195.14 FEET ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 2350.01 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 29 DEGREES 17 MINUTES 36 SECONDS EAST, 195.08 FEET; THENCE SOUTH 25 DEGREES 53 MINUTES 03

SECONDS EAST, 125.57 FEET; THENCE SOUTH 25 DEGREES 21 MINUTES 52 SECONDS EAST, 653.99 FEET; THENCE SOUTH 25 DEGREES 49 MINUTES 35 SECONDS EAST, 122.59 FEET; THENCE SOUTHEASTERLY 508.82 FEET (MEASURED 509.88 FEET) ALONG AN ARC TO THE LEFT HAVING A RADIUS OF 2488.64 FEET AND SUBTENDED BY A LONG CHORD BEARING SOUTH 32 DEGREES 37 MINUTES 00 SECONDS EAST, 507.94 FEET (MEASURED SOUTH 32 DEGREES 37 MINUTES 44 SECONDS EAST, 508.99 FEET) TO THE NORTHEASTERLY LINE OF THE RIGHT OF WAY OF THE PITTSBURGH, FORT WAYNE AND CHICAGO RAILROAD (NOW CONRAIL); THENCE ALONG SAID NORTHEASTERLY LINE 299.07 FEET (MEASURED 300.12 FEET) ALONG AN ARC TO THE RIGHT HAVING A RADIUS OF 1910.08 FEET AND SUBTENDED BY A LONG CHORD BEARING NORTH 51 DEGREES 41 MINUTES 23 SECONDS WEST, 298.76 FEET (MEASURED NORTH 51 DEGREES 29 MINUTES 02 SECONDS WEST, 299.81 FEET) TO THE POINT OF BEGINNING.

THIS CONVEYANCE INCLUDES ANY RIGHTS APPURTNANT TO THE FOREGOING PROPERTY UNDER THE AMENDMENT TO EASEMENT AGREEMENT AND GRANTS OF EASEMENT (CENTER ROAD/BUFFINGTON HARBOR DRIVE) AS RECORDED WITH THE LAKE COUNTY REGISTER OF DEEDS ON OCTOBER 5, 2000 AS INSTRUMENT NO. 072825.

PARCEL 8:

A TRACT OF LAND IN THE NORTHEAST QUARTER OF SECTION 36, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY. INDIANA, BEING ALL THAT PART DESCRIBED AS BEGINNING AT A POINT IN THE EAST LINE OF SAID NORTHEAST QUARTER THAT IS 812.90 FEET SOUTH OF THE NORTHEAST CORNER OF SAID SECTION 36; THENCE SOUTH 0 DEGREES 51 MINUTES EAST ON THE EAST LINE OF SAID NORTHEAST

QUARTER, 385.60 FEET; THENCE SOUTH 89 DEGREES 11 MINUTES WEST ON A STRAIGHT LINE, 441.57 FEET; THENCE NORTH 01 DEGREE 07 MINUTES WEST ON A STRAIGHT LINE, 326.00 FEET; THENCE NORTH 89 DEGREES 11 MINUTES EAST, 150 FEET; THENCE NORTH 01 DEGREE 07 MINUTES WEST, 59.60 FEET; THENCE NORTH 89 DEGREES 11 MINUTES EAST, 293.42 FEET TO THE POINT OF BEGINNING.

EXHIBIT C

Form of Assignment and Assumption Agreement

(Environmental Insurance Policies)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 1, 2011, is entered into by and between (i) The Majestic Star Casino, LLC, an Indiana limited liability company (the “Assignor”) and (ii) Majestic Gary Land Trust, a liquidating trust (the “Assignee”).

RECITALS

WHEREAS, on November 23, 2009, Majestic I, Majestic II and certain affiliated Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended (the “Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

WHEREAS, on March 10, 2011, the Bankruptcy Court entered an order confirming the Second Amended Joint Plan of Reorganization of The Majestic Star Casino, LLC and Its Debtor Affiliates Pursuant to Chapter 11 of the Code, dated January 7, 2011 (as amended, modified or supplemented, and including all supplements, exhibits and schedules thereto, including the Land Transfer Transaction Supplement defined below, the “Plan”) pursuant to Section 1129 of the Code.

WHEREAS, pursuant to Article VI.N of the Plan, the Debtors are authorized (subject to the consent of various creditor constituencies as set forth in the Plan) to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, without the need for any approvals, authorizations, including a “Land Transfer Transaction” whereby the Debtors transfer surplus real property that is not used in the Debtors’ casino operations to a newly-formed entity for subsequent disposition.

WHEREAS, in accordance with the terms of the Plan and to effectuate the Land Transfer Transaction contemplated therein, the Assignor, The Majestic Star Casino II, LLC, Majestic Holdco, LLC and the Assignee have entered into that certain Liquidating Trust Agreement, dated as of the date hereof (the “Liquidating Trust Agreement”), pursuant to which the parties thereto formed a liquidating trust (the “Liquidating Trust”) and the Assignors agreed to transfer to the Liquidating Trust (among other things) the Land (as defined in the Liquidating Trust Agreement) and certain environmental or pollution legal liability insurance policies associated with the Land.

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Assignor has agreed to assign certain rights to the Assignee, and the Assignee has agreed to assume certain obligations of the Assignor, as set forth in the Liquidating Trust Agreement and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee, intending to be legally bound, hereby agree as follows:

1. Assignment. The Assignor hereby irrevocably sells, transfers, assigns, conveys and delivers (collectively, the “Assignment”) to the Assignee, as of the Effective Date, all of such Assignor’s legal, beneficial and other right, title, benefit, privileges and interest in and to that certain environmental insurance policy titled “Scheduled Location Pollution Legal Liability Policy” issued by Allied World Assurance Company (U.S.) Inc., Policy Form SPL 00003 00 (04/10) with endorsements (as per AWAC’s quote of 11/29/2011) issued to Majestic Star Casino LLC, and dated on or about November 30, 2011 (the “Insurance Policy”).

2. Assumption. The Assignee hereby accepts the Assignment, and assumes and agrees to observe, perform, pay and otherwise discharge when due any obligations of the Assignor under the Insurance Policy in accordance with the terms thereunder. Except as set forth in the previous sentence, the Assignee expressly does not, and will not be deemed to, assume any other liabilities, obligations or commitments of the Assignor.

3. Terms of Assigned Provisions. Nothing contained herein will itself change, amend, extend or alter (nor should it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Insurance Policy in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Insurance Policy.

4. Further Assurances. Each party hereby agrees that it will, without further consideration and at any time and from time to time after the date hereof, take all such further actions, and execute and deliver all such further instruments or documents, as may be reasonably requested by the other party to carry out and effectuate the intent and purposes of this Agreement.

5. Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives.

6. Successors and Assigns. All of the terms, agreements, covenants and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and, to the extent of any assignment permitted under the following sentence, their respective permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Assignee and the Assignor. Any purported assignment, delegation, subcontracting or transfer in violation of this Section 6 shall be null and void.

7. Third Parties. Nothing in this Agreement is intended or shall be construed to give any Person, other than the signatory parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

2

9. Governing Law. Except to the extent that the Code or other federal law is applicable, or to the extent that any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the Code and, to the extent not inconsistent therewith, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when each of the parties hereto has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

11. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretations.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by email or facsimile, upon confirmation of receipt, or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service. All notices hereunder shall be delivered as set forth in Section 10.06 of the Liquidating Trust Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR:

THE MAJESTIC STAR CASINO, LLC

By:
Name:
Title:

ASSIGNEE:

MAJESTIC GARY LAND TRUST

John C. Wheeler, not individually, but solely in his capacity as Trustee of the Majestic Gary Land Trust

EXHIBIT D

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 1, 2011, is entered into by and among (i) The Majestic Star Casino, LLC, an Indiana limited liability company (“Majestic I”), (ii) The Majestic Star Casino II, LLC, a Delaware limited liability company (“Majestic II” and together with Majestic I, the “Assignors”) and (iii) Majestic Gary Land Trust, a liquidating trust (the “Assignee”).

RECITALS

WHEREAS, on November 23, 2009, Majestic I, Majestic II and certain affiliated Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended (the “Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

WHEREAS, on March 10, 2011, the Bankruptcy Court entered an order confirming the Second Amended Joint Plan of Reorganization of The Majestic Star Casino, LLC and Its Debtor Affiliates Pursuant to Chapter 11 of the Code, dated January 7, 2011 (as amended, modified or supplemented, and including all supplements, exhibits and schedules thereto, including the Land Transfer Transaction Supplement defined below, the “Plan”) pursuant to Section 1129 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, pursuant to Article VI.N of the Plan, the Debtors are authorized (subject to the consent of various creditor constituencies as set forth in the Plan) to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, without the need for any approvals, authorizations, including a “Land Transfer Transaction” whereby the Debtors transfer surplus real property that is not used in the Debtors’ casino operations to a newly-formed entity for subsequent disposition.

WHEREAS, the City of Gary, an Indiana municipal corporation (the “City of Gary”), and Majestic I entered into that certain Development Agreement, dated as of March 26, 1996 (as amended, restated, or supplemented from time to time, the “Majestic 1996 Agreement”). Trump Indiana, Inc. (“Trump”), as predecessor in interest to Majestic II and the City of Gary entered into that certain Development Agreement, dated as of May 1, 1996 (as amended, restated, or supplemented from time to time, the “Trump 1996 Agreement”).

WHEREAS, Gary New Century, LLC (“GNC”) and the City of Gary entered into that certain Assignment of Purchase Agreement and Development Agreement, dated as of August 25, 1999, as modified by that certain Addendum thereto dated August 23, 2000 (as amended, restated or supplemented from time to time, the “GNC Development Agreement”). The GNC Development Agreement was assigned in part to Majestic I pursuant to that certain Assignment and Assumption Agreement, dated February 11, 2004, by and between GNC and Majestic I (the “Assignment and Assumption”). The GNC Development Agreement, to the extent assigned to Majestic I pursuant to the Assignment and Assumption, is referred to herein as the “1999 Agreement”.

WHEREAS, when Majestic II acquired and began operating a riverboat casino formerly owned and operated by Trump, the City of Gary, Majestic I and Trump entered into that certain Amendment Number One to the Development Agreement dated as of October 19, 2005, which amended the 1999 Agreement and terminated the Trump 1996 Agreement (the “2005 Amendment” and, collectively with the Majestic 1996 Agreement and the 1999 Agreement, the “Old Development Agreements”).

WHEREAS, in accordance with the terms of the Plan and to effectuate the Land Transfer Transaction contemplated therein, the Assignors, Majestic Holdco, LLC, an Indiana limited liability company (collectively with the Assignors, the “Majestic Parties”), and the Assignee have entered into that certain Liquidating Trust Agreement, dated as of the date hereof (the “Liquidating Trust Agreement”), pursuant to which the parties thereto formed a liquidating trust (the “Liquidating Trust”) and the Assignors agreed to transfer to the Liquidating Trust rights and obligations under the Old Development Agreements.

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Assignors have agreed to assign certain rights to the Assignee, and the Assignee has agreed to assume certain obligations of the Assignors, as set forth in the Liquidating Trust Agreement and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Assignors and the Assignee, intending to be legally bound, hereby agree as follows:

1. Assignment. Subject to the terms of the Liquidating Trust Agreement, each of the Assignors hereby irrevocably sells, transfers, assigns, conveys and delivers (collectively, the “Assignment”) to the Assignee, as of the Effective Date, all of such Assignor’s legal, beneficial and other right, title, benefit, privileges and interest in and to any and all provisions of the Old Development Agreements relating to the Land (as defined in the Liquidating Trust Agreement) (collectively, the “Assigned Provisions”), including, without limitation, the City’s environmental indemnity and remediation obligations set forth in: (i) Section 3(b) of the 1999 Agreement (Obligations Relative to Environmental Indemnity), (ii) Section 6(a) of the 1999 Agreement (Certain Obligations of the City; Demolition), (iii) Section 6(b) of the 1999 Agreement (Certain Obligations of the City; Environmental Remediation and Indemnity), (iv) Section 6(c)-(d) of the 1999 Agreement (Access Roads and Freeway Interchange) and (v) Section 5 of the Assignment and Assumption (Enforcement of Rights).

2. Assumption. Subject to the terms of the Liquidating Trust Agreement, the Assignee hereby accepts the Assignment, and assumes and agrees to observe, perform, pay and otherwise discharge when due any obligations of the Assignors under the Assigned Provisions in accordance with the terms thereunder. Except as set forth in the previous sentence, the Assignee expressly does not, and will not be deemed to, assume any other liabilities, obligations or commitments of the Assignors.

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3. Terms of Assigned Provisions. The scope, nature and extent of the Assigned Provisions are expressly set forth in the Old Development Agreements. Nothing contained herein will itself change, amend, extend or alter (nor should it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Old Development Agreements in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Old Development Agreements. Each of the Assignors acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Old Development Agreements will not be superseded hereby but will remain in full force and effect to the full extent provided therein.

4. Further Assurances. Each party hereby agrees that it will, without further consideration and at any time and from time to time after the date hereof, take all such further actions, and execute and deliver all such further instruments or documents, as may be reasonably requested by the other party to carry out and effectuate the intent and purposes of this Agreement.

5. Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives.

6. Successors and Assigns. All of the terms, agreements, covenants and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and, to the extent of any assignment permitted under the following sentence, their respective permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Assignee and the Assignors. Any purported assignment, delegation, subcontracting or transfer in violation of this Section 6 shall be null and void.

7. Third Parties. Nothing in this Agreement is intended or shall be construed to give any Person, other than the signatory parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9. Governing Law. Except to the extent that the Code or other federal law is applicable, or to the extent that any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the Code and, to the extent not inconsistent therewith, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when each

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of the parties hereto has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

11. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretations.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by email or facsimile, upon confirmation of receipt, or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service. All notices hereunder shall be delivered as set forth in Section 10.06 of the Liquidating Trust Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNORS:

THE MAJESTIC STAR CASINO, LLC

By:
Name:
Title:

THE MAJESTIC STAR CASINO II, LLC

By:
Name:
Title:

ASSIGNEE:

MAJESTIC GARY LAND TRUST

John C. Wheeler, not individually, but solely in his capacity as Trustee of the Majestic Gary Land Trust

EXHIBIT E

Form of Funding Agreement

FUNDING AGREEMENT

This FUNDING AGREEMENT (this “Agreement”), dated as of December 1, 2011, is made by and among (i) The Majestic Star Casino, LLC, an Indiana limited liability company (“Majestic I”), (ii) The Majestic Star Casino II, LLC, a Delaware limited liability company (“Majestic II”), (iii) Majestic Holdco, LLC, a Delaware limited liability company (“Holdco” and collectively with Majestic I and Majestic II, the “Majestic Parties”) and (iv) Majestic Gary Land Trust, a liquidating trust (the “Trust”), in connection with that certain Liquidating Trust Agreement, dated as of the date hereof, by and among the Majestic Parties and John C. Wheeler, as the Liquidating Trustee under the Trust (the “Liquidating Trust Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Liquidating Trust Agreement.

RECITALS:

WHEREAS, in connection with the Liquidating Trust Agreement and as part of the consideration provided to the Liquidating Trust for liquidating the Land and otherwise administering the Trust pursuant to the Liquidating Trust Agreement, the Majestic Parties have agreed to fund to the Trust, on the terms and subject to the conditions set forth herein, up to an aggregate maximum amount of $1,270,000 to be used to pay for certain costs and expenses pertaining to the Land and reasonable and necessary expenses of the Liquidating Trust and the Liquidating Trustee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

1. Commitment to Fund. On the terms and subject to the conditions of this Agreement, including the conditions precedent set forth in Sections 3 and 4 hereof, the Majestic Parties, jointly and severally, agree to pay to the Trust an aggregate amount not to exceed $1,270,000 (the “Maximum Funding Amount”), or so much thereof as may be funded hereunder, inclusive of the following funding sublimits: (a) an aggregate amount of up to $100,000 to be used solely to pay for costs and expenses of the Trust and Liquidating Trustee, as allowed by and in accordance with Section 5.09 of the Liquidating Trust Agreement (the “Trust Expense Payments”); (b) an aggregate amount of up to $550,000 to be used solely to pay for costs and expenses associated with or due to environmental or remediation liabilities or obligations pertaining to the Land (the “Remediation Expense Payments”); (c) an aggregate amount of up to $350,000 to be used solely to pay for real property taxes imposed on the Land or in respect of the Land (the “Tax Payments”); (d) an aggregate amount of up to $20,000 to be used solely to pay for D&O liability insurance premium payments under Section 4.13 of the Liquidating Trust Agreement (the “Insurance Payments”); and (e) an aggregate amount of up to $250,000 to be used, in the Liquidating Trustee’s reasonable discretion, to pay for costs and expenses associated with maintenance of the Land and the prevention of future additional environmental liability on the Land (the “Discretionary Maintenance Payments” and collectively with the Trust Expense Payments, the Remediation Expense Payments and the Tax Payments, the “Funding Payments” and each is referred to herein as a “Funding Payment”); in each case as such Funding Payment becomes due and payable (or is reasonably expected to become due and owing within the sixty (60) day period of such Funding Notice and Certificate, as hereinafter defined).

2. Requests for Funding. Request for a Funding Payment shall be made by or on behalf of the Trust by the Liquidating Trustee pursuant to a separate written notice (each, a “Funding Notice and Certificate”) at least five (5) Business Days prior to the date (which shall be a Business Day) on which funds are requested, and such Funding Notice and Certificate shall state the amount requested, the date on which it is to be made, a detailed description of the use of proceeds and a certification by the Liquidating Trustee that such funding request, including the proposed uses for the requested funds, complies in all respects with this Agreement and the Liquidating Trust Agreement. All payments to be made by the Majestic Parties to the Trust shall be made without reduction, reserve, discount, withholding, credit, set-off, recoupment or counterclaim, and irrespective of any claim which the Majestic Parties may have against the Trust. All payments made by the Majestic Parties shall be made to the Trust by wire transfer, in United States Dollars and in immediately available funds, no later than the day and to the account or accounts specified in the Funding Notice and Certificate.

3. Conditions Precedent; General. The Majestic Parties’ obligation to make any payment hereunder is subject to the following conditions precedent having been satisfied (or waived by the Majestic Parties) in a manner satisfactory to the Majestic Parties:

(a) The Liquidating Trustee shall have submitted to the Majestic Parties, together with the Funding Notice and Certificate, all statements, invoices and other evidence of amounts due by the Trust reasonably necessary for the Majestic Parties to confirm the existence and payment date of such obligation.

(b) To the extent that Trust Advisory Board approval or consent is required under the Liquidating Trust Agreement, the Liquidating Trustee shall have submitted to the Majestic Parties a certification that it has received such required approval or consent.

4. Conditions Precedent; Remediation Expense Payments. In addition to each of the conditions precedent set forth in Section 3 above, the Majestic Parties’ obligation to make any payment to be used for any Remediation Expense Payment is subject to the following additional conditions precedent having been satisfied (or waived by the Majestic Parties) in a manner satisfactory to the Majestic Parties:

(a) The Liquidating Trustee shall have used commercially reasonable efforts to obtain loans to pay for such Remediation Expense Payment, including without limitation, loans secured by a mortgage or deed of trust on all or a portion of the Land (it being understood that any proceeds received by the Liquidating Trust pursuant to such mortgage or deed of trust on the Land shall be used solely to offset any Remediation Expense Payments required to be funded hereunder).

(b) There must have been (i) issued and in effect an order, ruling, judgment, injunction, finding or other similar determination by any applicable environmental, health or safety governmental authority with jurisdiction over the subject matter of the Remediation

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Expense Payment requiring environmental remediation to be performed on the Land prior to the disposition or other liquidation of the Land by the Liquidating Trustee in accordance with the Liquidating Trust Agreement (“Environmental Obligation”), or (ii) a final written determination by an reputable environmental consultant retained by the Liquidating Trustee that such an Environmental Obligation is otherwise required to be discharged under any local, state or federal environmental statute or regulation prior to the disposition or other liquidation of the Land by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(c) The Liquidating Trustee shall have used commercially reasonable efforts to seek and obtain payment or reimbursement, as applicable, of the applicable Remediation Expense Payment from the City of Gary under the environmental indemnity provided by the City of Gary under the Old Development Agreements or, if applicable, any future indemnification obligation of the City of Gary under any New Development Agreement that is assigned to the Liquidating Trust (it being understood that any payments made to the Liquidating Trust by the City of Gary pursuant to its aforementioned environmental indemnification obligations shall be promptly remitted to the Majestic Parties in reimbursement for any Remediation Expense Payment funded hereunder.

(d) The Liquidating Trust shall first have applied the net sale proceeds of any portion of the Land to pay such Remediation Expense Payments not otherwise required for other costs and expenses of the Liquidating Trust.

(e) There shall not be Cash available to the Liquidating Trustee, not otherwise committed to or reserved for other legitimate costs and expenses of the Trust in compliance with the terms of the Liquidating Trust Agreement, to pay for or offset any Remediation Expense Payments.

5. Termination. This Agreement shall terminate upon the earliest to occur: (a) funding by the Majestic Parties of the Maximum Funding Amount, (b) the mutual written agreement of each of the parties hereto and (c) the termination of the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

6. Miscellaneous.

(a) Waivers. No waiver by the Majestic Parties of any of the conditions precedent or any of the obligations of the Trust shall act as a subsequent waiver of the same matter or as a waiver of any other matter. No delay or omission by the Majestic Parties to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default.

(b) Rights and Remedies. All the rights and remedies of the Majestic Parties under this Agreement or by operation of law shall be cumulative, and not exclusive of any other rights or remedies available.

(c) Modification. Any modification to this Agreement shall only be valid if evidenced by a writing executed by each of the Majestic Parties and the Trust.

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(d) Specific Performance. The Majestic Parties hereby irrevocably waive, to the fullest extent that it may do so under applicable laws, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Majestic Parties for specific performance of this Agreement by the Trust.

(e) Severability of Provisions. If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.

(f) Applicable Law. This Agreement shall be deemed to have been made in the State of Delaware and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

(g) Assignability. No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, and any purported assignment in violation of the foregoing shall be null and void.

(h) Further Documents. The parties hereto agree to execute such further documents as may be reasonably necessary to carry out the intent and purposes of this Agreement.

(i) No Third Party Beneficiaries. Neither of the parties hereto intends that any rights, duties, or restrictions contained herein shall inure to the benefit of any third Person.

(j) Section Headings. The various headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(k) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by email or facsimile, upon confirmation of receipt, or (c) on the second business day following the date of dispatch if delivered by a recognized express courier service. All notices and other communications hereunder shall be delivered as set forth in Section 10.06 of the Liquidating Trust Agreement.

(l) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or email or other electronic means (including a .pdf or .tif file) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

THE MAJESTIC PARTIES:

MAJESTIC HOLDCO, LLC

By:
Name:
Title:

THE MAJESTIC STAR CASINO, LLC

By:
Name:
Title:

THE MAJESTIC STAR CASINO II, LLC

By:
Name:
Title:

TRUST:

MAJESTIC GARY LAND TRUST

John C. Wheeler, not individually, but solely in his capacity as Trustee of the Majestic Gary Land Trust

EXHIBIT F

Liquidating Trustee’s Compensation

Fees in connection with the Liquidating Trustee’s engagement will billed out on an hourly basis, at the rate of $365.00 per hour, and subject to a monthly cap of $3,000 (other than the first full month immediately following the execution of this Agreement, in which fees will be capped at $5,000 per month).

AGREED AND ACKNOWLEDGED

LIQUIDATING TRUSTEE:

/s/ John C. Wheeler
John C. Wheeler